Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED
MASTER LOAN AND SECURITY AGREEMENT

By and Among

IPIC-GOLD CLASS ENTERTAINMENT, LLC,
as Borrower

IPIC GOLD CLASS HOLDINGS LLC,
as Holdings,

Each Borrower Subsidiary from time to time party hereto,

and

THE EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA
and
THE TEACHERS’ RETIREMENT SYSTEM OF ALABAMA,
as Lenders

February 1, 2018

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5.15	Places of Business	41
5.16	Compliance with Applicable Environmental Laws	41
5.17	Disclosure	42
5.18	Condemnation	42
5.19	Roads and Utilities	42
5.20	Construction	42
5.21	Priority of Mortgages and Financing Statements	42
5.22	Borrower’s Expertise	42
5.23	Anti-Terrorism Laws	42
5.24	Holdings and Borrower Subsidiaries	43

ARTICLE VI. AFFIRMATIVE COVENANTS		43
6.1	Payment and Performance of Obligations	43
6.2	Maintenance of Existence	43
6.3	Compliance with Laws	44
6.4	Accrual and Payment of Taxes	44
6.5	Payment of Claims	44
6.6	Maintenance of Properties	44
6.7	Other Indebtedness	44
6.8	Examination of Records and Visitation By Lenders	44
6.9	Access	45
6.10	Intentionally Omitted.	45
6.11	Accounting Records	45
6.12	Maintenance of Permits, Etc	45
6.13	Conduct of Business	45
6.14	Correction of Defects	45
6.15	Further Assurances	45
6.16	Quarterly Reporting Requirements	45
6.17	Annual Reporting Requirements	46
6.18	Project Financial Statements and Reconciliations	47
6.19	Employee Plan Reports and Notices	47
6.20	Other Reports and Notices	47
6.21	Payment of Fees; Indemnity	48
6.22	Deficiencies	48
6.23	Construct Improvements and Complete the Projects	48
6.24	Use of Proceeds	49
6.25	Insurance	49
6.26	Ownership of Personalty	53
6.27	Discharge Liens	53
6.28	General Operating Budgets	54
6.29	The Borrower’s Commitment to the Projects	54
6.30	EBITDA Requirement	54
6.31	Holdings and Borrower Subsidiaries	54
6.32	Web-cam	54

ARTICLE VII. NEGATIVE COVENANTS		55
7.1	No Liens	55
7.2	Merger, Consolidation, Change in Ownership	56

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7.3	Disposition of Assets	56
7.4	Loan and Investments	56
7.5	Indebtedness	57
7.6	Distributions and Redemptions	58
7.7	Change in Business	58
7.8	Places of Business	58
7.9	Changes in Fiscal Year or Accounting	59
7.10	ERISA Funding and Termination	59
7.11	Transactions with Affiliates	59
7.12	Sale and Lease-Back	59
7.13	Assignment or Conveyance	59
7.14	Change of Use	59
7.15	Acquisition of Other Assets	60
7.16	No Fees	60
7.17	No Change to LLC Agreement	60
7.18	Third Party Fees	60
7.19	Holdings and Borrower Subsidiaries	60

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES,		61
8.1	Events of Default	61
8.2	General Remedies	63
8.3	Lenders’ Additional Rights and Remedies	63
8.4	No Limitation on Rights and Remedies	66
8.5	Repossession of the Collateral Care and Custody of the Collateral, Etc.	67
8.6	Application of Proceeds	67
8.7	Attorney-in-Fact	68
8.8	Default Costs	69

ARTICLE IX. MISCELLANEOUS.		69
9.1	Waiver	69
9.2	Costs and Expenses	70
9.3	Performance of Lenders	70
9.4	Headings	70
9.5	Survival of Covenants	70
9.6	Agent Lender	70
9.7	Notices, etc.	71
9.8	Register; Participant Register	72
9.9	Borrower Subsidiaries	72
9.10	Ground Leases Involving Borrower Building Construction	73
9.11	Inspections and Reviews	73
9.12	Benefits	73
9.13	Supersedes Prior Agreements; Counterparts	73
9.14	Controlling Law	74
9.15	Confidentiality	74
9.16	Waiver of Jury Trial	74
9.17	Consent	75
9.18	No Oral Agreements/Notice	75
9.19	Amendment and Restatement; No Novation	75
9.20	Video Rights	75

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SECOND AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of this 1st day of February, 2018 by and among IPIC-GOLD CLASS ENTERTAINMENT, LLC, a Delaware limited liability company (the “Borrower”), IPIC GOLD CLASS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), IPIC TEXAS, LLC, a Texas limited liability company (“IPIC Texas”), IPIC MEDIA, LLC, a Florida limited liability company (“IPIC Media”), DELRAY BEACH HOLDINGS, LLC, a Florida limited liability company (“DB Holdings”), BAY COLONY REALTY, LLC, a Florida limited liability company (“Bay Colony” and, together with IPIC Texas, IPIC Media, DB Holdings and each other Person which the Borrower owns and/or controls one hundred percent (100%) of the Equity Interest of such Person, collectively, the “Borrower Subsidiaries” and each individually a “Borrower Subsidiary”) TEACHERS’ RETIREMENT SYSTEM OF ALABAMA, a body corporate of the State of Alabama created under Section 16-25-1 et. seq., Code of Alabama (1975), as amended (“TRS”) and THE EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, a body corporate of the State of Alabama created under Section 36-27-I et. seq., Code of Alabama (1975), as amended (“ERS” and, together with TRS, the “Lenders” and each individually a “Lender”).

RECITALS:

WHEREAS, pursuant to a Master Loan and Security Agreement dated May 25, 2007 (as amended, the “Original Loan Agreement”), Lenders agreed to make a loan to Village Roadshow Gold Class Cinemas LLC, a Delaware limited liability company (“VRGCC”) in the stated principal amount of One Hundred Twenty Million Dollars ($120,000,000.00) (the “Original Loan”);

WHEREAS, on or about September 10, 2010, (x) the Borrower and IPIC Texas acquired substantially all of the assets of VRGCC and VRGCC Texas LLC, a Texas limited liability company (“VRGCC Texas”), and assumed a portion of the Original Loan equal to the “Tranche 1 Committed Amount” (as hereinafter defined), as more particularly set forth in the Assumption Agreement and (y) the Borrower, IPIC Texas and the Lenders entered into that certain Amended and Restated Master Loan and Security Agreement (as amended pursuant to (i) the Amendment to Amended and Restated Master Loan and Security Agreement, dated as of May 31, 2011, (ii) the Second Amendment to Amended and Restated Master Loan and Security Agreement, dated as of November 22, 2011, (iii) the Third Amendment to Amended and Restated Master Loan and Security Agreement, dated as of May 15, 2012, (iv) the Fourth Amendment to Master Loan and Security Agreement, dated as of June 10, 2013, (v) the Modification Agreement, dated as of December 2, 2013 (the “Modification Agreement”), (vi) the Second Modification Agreement, dated as of September 30, 2014, (vii) the Third Modification Agreement, dated as of February 23, 2016, (viii) the Fourth Modification Agreement, dated as of October 9, 2017 (the “Fourth Modification Agreement”), and (ix) the Fifth Modification Agreement, dated as of November 27, 2017, and as otherwise amended, modified or supplemented prior to the date hereof, the “Existing Loan Agreement”).

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WHEREAS, in connection with the consummation of the Parent IPO (as defined below), the Borrower has requested from the Lenders certain modifications to the Existing Loan Agreement;

WHEREAS, to effect such modifications, and subject to the satisfaction of the conditions set forth in Section 3.1 hereof, the Existing Loan Agreement shall be amended and restated in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the Recitals above and other good and valuable consideration, it is hereby agreed as follows:

ARTICLE I.
DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

1.1       Definitions. As used in this Agreement, the following words and terms shall have the meanings specified below unless the context hereof shall otherwise indicate:

“Advances” means the advances of the Loan to be made by the Lenders in accordance with the provisions of Article IV hereof.

“Affiliate” means, when used with respect to any Person, any other Person (1) which directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, (2) which beneficially owns or holds 5% or more of any class of the voting Equity Interests of such Person, (3) 5% or more of the voting Equity Interests of which is beneficially owned or held by such Person or a subsidiary of such Person, or (4) who is any director or executive officer or manager of such Person. For purposes of the foregoing, no Lender shall be deemed an Affiliate of Holdings, the Borrower or any Borrower Subsidiary and the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Lender” means TRS, or such successor Agent Lender as may be chosen by Lenders with notice to Borrower, which shall serve as the agent (including, as collateral agent) for the Lenders with respect to the Loan for the purposes set forth herein and for any other such purposes as may be determined by the Lenders from time to time.

“Amortization Expense” means the amortization expense for the applicable period (to the extent included in the computation of Net Income), according to GAAP.

“Applicable Environmental Law” shall mean any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”) and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms “hazardous substance” and “release” shall have the meanings specified in CERCLA, and the terms “solid waste,” disposal,” “dispose,” and “disposed” shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the state in which the Property is located establish a meaning for “hazardous substance” or “release” which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for “solid waste,” “disposal,” and “disposed” which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

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“Approved Project” shall mean each Existing Project, each Planned Project, together with any other Future Project which meets the definition of “Approved Project” as defined in Section 3.2(b) hereof.

“Architect” means the architect of any Project that has been retained by the Borrower or any Borrower Subsidiary to prepare the Plans and Specifications and provide other architectural services for any Project.

“Assignment of Contracts” means, collectively, the separate Assignment of Contract Documents from the Borrower and each Borrower Subsidiary to Agent Lender, assigning to Agent Lender, and granting to the Agent Lender a first priority security interest in, all rights of the Borrower and each Borrower Subsidiary in and to the construction contracts, architectural contracts, engineering contracts, management agreements, and such other contracts and agreements relating to each of the Projects as may be required by the Agent Lender. The form of the Assignment of Contracts to be executed in connection with each Project is attached hereto as Exhibit A.

“Assignments of Accounts” means, collectively, that certain Assignment of Deposit Accounts from Borrower and each Borrower Subsidiary to Agent Lender, together with one or more Assignment(s) of Deposit Account to be provided by Borrower and each Borrower Subsidiary to Agent Lender upon establishing each of the Lessor Contribution Account(s) and Operating Account(s), pledging the Disbursement Account, Excess Cash Flow Account, Lessor Contribution Account(s) and Operating Account(s) as additional Collateral for the Loan Obligations, as the same may be amended.

“Assignment and Assumption Documents” means the Assumption Agreement; those certain Assumptions Of Leasehold Deed Of Trust, Assignment Of Rents, Security Agreement And Fixture Filing with respect to each Mortgage encumbering each Existing Project located in the States of Texas and California, those certain Assumptions Of Leasehold Mortgage, Assignment Of Rents, Security Agreement And Fixture Filing with respect to each Mortgage encumbering each Existing Project located in the State of Illinois and that certain Assumption Of Commercial Deed Of Trust, Security Agreement with Assignment Of Rents And Fixture Filing with respect to the Mortgage encumbering the Existing Project located in the State of Washington, together with any and all other documents and instruments evidencing the assignment and assumption of the Original Loan Agreement and other “Loan Documents” (as defined in the Original Loan Agreement) from VRGCC and VRGCC Texas to Borrower and IPIC Texas, respectively.

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“Assumption Agreement” means that certain Assignment and Assumption of Master Loan and Security Agreement dated as of the Existing Loan Agreement Effective Date and other Loan Documents of the same date by and among VRGCC, VRGCC Texas, Lenders, Borrower and Borrower Subsidiaries.

“Authorized Representatives” shall have the meaning assigned to such term in Section 4.1(d) hereof.

“Available Committed Amount” shall mean the Tranche 3 Committed Amount less the sum of (a) the Village Note Payoff Advance, (b) the Operating Expense Advance, (c) the stated amount of all Project Tranches for all Existing Projects, Planned Projects and Future Projects previously incurred under the Tranche 3 Committed Amount and (d) any sums not identified in any Project Development Budget for any Existing Project, Planned Project or Future Project but which are reasonably identified by Agent Lender as amounts required to complete the development of any Existing Project, Planned Project or Future Project (i.e., any “overrun” amounts), as such amount may be adjusted from time to time by Agent Lender to account for changes to Project Development Budgets for Existing Projects, Planned Projects and Future Projects, cost-savings or cost-overruns in any Project Development Budgets for an Existing Project, Planned Project or Future Project, or the availability of Lessor Contributions for Project development or operating costs, all as more particularly provided herein.

“Bankruptcy Code” means Title 1 I of the United States Code, as amended from time to time.

“Borrower LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of even date herewith, as such may be amended in accordance with the provisions thereof, as well as the provisions set forth herein.

“Borrower Subsidiaries” shall have the meaning given to such term in the recitals.

“Business Day” means a day, other than Saturday or Sunday and legal holidays, when the Agent Lender is open for ordinary business.

“Capital Expenditures” means all expenditures made by a Person, directly or indirectly for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of such Person or which have a useful life of more than one year.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

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“Cash Equivalents” means, as to any Person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits and certificates of deposit of any lender or any commercial bank (or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia) having capital and surplus aggregating in excess of $500 million and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand Deposit Accounts maintained in the ordinary course of business.

“Change in Control” means Parent shall no longer hold 100% of the power, directly or indirectly, to direct the management, operation and policies of Holdings, the Borrower or any Borrower Subsidiary, whether through ownership of voting securities, ownership interests, by contract or otherwise; (b) the sale or disposition of all or substantially all of the assets of Holdings, Borrower, any Borrower Subsidiary or Parent, whether in one transaction or in a series of transactions, or (c) the consolidation of Borrower, Borrower Subsidiary or Parent with, or merger of any such Person into, another Person, or the merger or consolidation of another Person with or into such Person which results in an event described under (a) or (b) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means:

(a)       All Borrower and each Borrower Subsidiary’s right, title and interest in and to the Projects and including the following assets of every kind, nature and description, wherever located, whether now or hereafter existing and whether now owned or hereafter acquired:

(1)       The Mortgaged Property;

(2)       All of the Borrower and each Borrower Subsidiary’s assets which are or may be subject to Article 9 of the UCC, together with all replacements therefor, additions and accessions thereto, and proceeds (including, but without limitation, insurance proceeds) and products thereof, including, without limitation, the following (as more particularly set forth in Section 1.3 below, capitalized terms used in this subsection without definition set forth in this Agreement shall have the meanings ascribed to such terms in the UCC):

(i)       Accounts;

(ii)       Chattel Paper;

(iii)       Commercial Tort Claims;

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(iv)       Deposit Accounts and Lockbox Accounts;

(v)       Documents;

(vi)       Equipment;

(vii)       General Intangibles;

(viii)       Goods;

(ix)       Instruments;

(x)       Inventory;

(xi)       Investment Property;

(xii)       Letter-of-Credit Rights;

(xiii)       Permits;

(xiv)       Payment Intangibles;

(xv)       Intellectual Property;

(xvi)       Software; and

(xvii)       Supporting Obligations;

(3)       All existing and future Leases and use agreements of real or personal property entered into by the Borrower or any Borrower Subsidiary as lessor with other Persons as lessees, including without limitation the right to receive and collect all rentals and other monies, including security deposits, at any time payable under such Leases and agreements;

(4)       Any existing and future Leases and use agreements of real or personal property entered into by the Borrower or any Borrower Subsidiary as lessee with other Persons as lessors, including without limitation the leasehold interest of the Borrower and each Borrower Subsidiary in such property, and all options to purchase such property or to extend any such Lease or agreement;

(5)       All Fixtures (as defined by the UCC) of the Borrower and each Borrower Subsidiary (including, but not limited to, any Fixtures located on any Mortgaged Property);

(b)       All Records pertaining to any of the Collateral;

(c)       Any and all other assets of the Borrower and each Borrower Subsidiary of any kind, nature, or description and which are intended to serve as collateral for the Loans under any one or more of the Loan Documents;

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(d)       All Equity Interests of the Borrower now or hereafter owned by Holdings;

(e)       All Equity Interests of any Borrower Subsidiary now or hereafter owned by the Borrower;

(f)       All Equity Interests of any other Person now or hereafter owned by Borrower; and

(g)       All interest, dividends, Proceeds (as defined by the UCC), accessions, products, rents, royalties, issues and profits of any of the property described above, including, without limitation, all monies due and to become due with respect to such property, together with all rights to receive the same.

Notwithstanding the foregoing, the following shall be excluded from the definition of “Collateral”: (a) any permit or license issued by a governmental authority to the Borrower or any Borrower Subsidiary or any agreement to which the Borrower or any Borrower Subsidiary is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, prohibit the creation by the Borrower or any Borrower Subsidiary of a security interest in such permit, license or agreement in favor of the Lenders (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) Equipment owned by the Borrower or any Borrower Subsidiary on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) validly prohibits the creation of any other Lien on such Equipment; (c) any Equity Interests in partnerships, joint ventures and subsidiaries (other than Borrower Subsidiaries) that would require the consent of any Person who owns Equity Interests in such partnership, joint venture or subsidiary which consent has not been obtained, (d) any Equity Interests in any foreign subsidiary (or any domestic subsidiary substantially all of the assets of which consist directly or indirectly of Equity Interests in any foreign subsidiary) that are in excess of 65% of the Equity Interests of such foreign subsidiary entitled to vote; (e) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; (f) to the extent used exclusively to hold funds in trust for the benefit of third parties, (A) payroll, health and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held or maintained in such account; (g) except with respect to Loan Obligations relating to the Pasadena Project, the Pasadena Project; and (h) except with respect to Loan Obligations relating to the Westwood Project, the Westwood Project.

“Commitment Period” shall mean the period during which the Lenders are committed to make Advances, as more particularly set forth in Section 4.1(j) hereof.

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“Committed Amount” means Two Hundred Twenty-Five Million Eight Hundred Twenty-Eight Thousand One Hundred Sixty-Nine and 12/100 Dollars ($225,828,169.12) being the sum of the Tranche 1 Committed Amount, the Tranche 2 Committed Amount and the Tranche 3 Committed Amount.

“Default” means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

“Default Rate” means a fixed per annum rate equal to twelve and 50/100 percent (12.5%).

“Deposit Accounts” shall mean the Excess Cash Flow Account, the Lessor Contribution Accounts and the Operating Accounts, and any other “Deposit Account” of Borrower or any Borrower Subsidiary as such term is defined in the UCC.

“Depreciation Expense” means depreciation expense for an applicable period (to the extent included in the computation of Net Income), according to GAAP.

“Disbursement Account” shall have the meaning given to such term in Section 4.3 hereof.

“EBITDA” means Net Income for an applicable period equal to the 12 full calendar months preceding the date of calculation, plus the sum of (without duplication) Interest Expense, Income Tax Expense, Amortization Expense and Depreciation Expense, all determined in accordance with Generally Accepted Accounting Principles.

“EBITDA Requirement” shall have the meaning ascribed to such term in section 6.30 hereof.

“Employee Plan” means an “employee pension benefit plan” as defined in ERISA § 3(2) that is subject to the funding requirements of Title IV of ERISA or Section 412 of the Code and which has been established, maintained or contributed to by the Borrower or any Borrower Subsidiary or any other Person which, together with the Borrower or any Borrower Subsidiary, constitute elements of either a controlled group of corporations (within the meaning of Section 414(b) of the Code), a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), or Section 4001 of ERISA, an affiliated service group (within the meaning of Section 414(m) of the Code), or another arrangement covered by Section 414(o) of the Code.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests in or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERS” shall have the meaning set forth in the recitals.

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“ERS Percentage” shall mean 33%, being ERS’s undivided interest in the Loan.

“Event of Default” means any “Event of Default” as set forth in Section 8.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excess Cash Flow” means, the difference, if any, of (a) the sum, without duplication, of (i) the Net Income (calculated on a consolidated basis for the Borrower and any Borrower Subsidiary in accordance with GAAP) of the Borrower and all Borrower Subsidiaries from all sources (i.e., generally including interest income and income from all Projects but excluding, for the avoidance of doubt, proceeds of any capital-raising transaction (including the Parent IPO, subsequent equity raises and proceeds of any debt issuance)) during such applicable period, adjusted by adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Net Income and without duplication: (A) Amortization Expense for such period calculated in accordance with GAAP, (B) Depreciation Expense for such period calculated in accordance with GAAP, (C) all other non-cash charges reducing Net Income for such period calculated in accordance with GAAP and, (D) Excess Cash on Hand, MINUS (b) without duplication, the aggregate amount actually paid by the Borrower in cash during the fiscal year on account of (i) Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures), but after providing for appropriate reserves reasonably necessary for each Project, including Capital Expenditures committed but not yet paid and the operation of the Borrower or any Borrower Subsidiary to the extent reasonably approved by the Lenders and (ii) Restricted Payments pursuant to Sections 7.6(b), (c), (d) and (g) hereof. In calculating Excess Cash Flow, expenses shall not include the following without the prior written approval of Agent Lender: (i) fees payable to Borrower or any Affiliate of Borrower (including, without limitation, development fees or property management fees) which are outside the ordinary course of business and not specifically reflected in an approved Project Development Budget or General Operating Budget as an Affiliate payment, or (ii) any amounts payable to employees of Borrower or any Affiliate of Borrower which are outside the ordinary course of business or not specifically reflected in an approved Project Development Budget or General Operating Budget as an Affiliate payment. Calculations of Excess Cash Flow must be supported by the Financial Statements provided by Borrower or any Borrower Subsidiary from time to time pursuant to this Agreement.

“Excess Cash Flow Account” shall have the meaning given to such term in Section 4.5 hereof.

“Excess Cash on Hand” as of a given date, shall mean the amount by which Borrower’s primary operating cash account balance (as determined on a book balance basis after adjusting for unpresented checks and uncleared funds) exceeds $5,000,000.

“Excess Cash Sweep Threshold” shall have the meaning given to such term in Section 4.5(h).

“Exhibit” means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

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“Existing Loan Agreement” shall have the meaning set forth in the recitals.

“Existing Loan Agreement Effective Date” means September 30, 2010.

“Existing Project” shall mean each Project described on the attached Exhibit N.

“Existing Subordinated Notes” refers to each of the Subordinated Notes described on Exhibit Q hereto.

“Expense Reimbursement Agreement” means that certain Expense Reimbursement Agreement, dated as of the date hereof, between the Borrower and Parent.

“Financial Statements” shall have the meaning assigned to such term in Section 5.7 hereof.

“Financing Statements” shall have the meaning assigned to such term in Section 2.2 hereof.

“Future Projects” shall mean each Approved Project (other than the Existing Projects and the Planned Projects) approved after the Existing Loan Agreement Effective Date in accordance with the terms and conditions of Section 3.2 hereof.

“GAAP” means, as in effect from time to time, generally accepted accounting principles consistently applied as accepted by the American Institute of Certified Public Accountants.

“General Contractor” means the general contractor for any Project.

“General Operating Budget” means a detailed estimation of any operating costs and expenses of Borrower or any Borrower Subsidiary which is not otherwise set forth in a Project Development Budget, as the same shall be prepared by Borrower or any Borrower Subsidiary from time to time pursuant to this Agreement.

“General Project Parameters” means the general Project parameters as outlined in Exhibit B attached hereto and made a part hereof.

“Holdings” has the meaning given to such term in the recitals.

“Holdings LLC Agreement” means the Limited Liability Company Agreement of Holdings of even date herewith, in which a membership interest in Holdings is given to the Lenders, as such may be amended in accordance with the provisions thereof, as well as the provisions set forth herein.

“Improvements” means all buildings, structures, fixtures and improvements of every nature acquired or paid for with the proceeds of the Loan and/or funds advanced by the Borrower or any Borrower Subsidiary pursuant to this Agreement, including, but not limited to, all site work, mechanical systems, electrical systems, landscaping, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Properties or said buildings, structures or improvements, together with all items acquired in substitution therefor or as a renewal or replacement thereof.

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“Income Tax Expense” means the income tax expense for the applicable period (to the extent included in the computation of Net Income), determined in accordance with GAAP.

“Indebtedness” means any (i) obligations for borrowed money (including obligations under financing leases), (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of the business of Holdings, the Borrower or any Borrower Subsidiary, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired, and (iv) guarantee or otherwise undertaking to pay, whether voluntarily or involuntarily, any Indebtedness or other obligation of any other Person, whether directly or indirectly.

“Initial Estimated Advance Schedule” shall have the meaning ascribed to such term in Section 3.2(e) hereof.

“Intellectual Property” All of Borrower and each Borrower Subsidiary’s right, title and interest in and to any trademarks, trade names, patents, trade secrets, licenses, copyrights and other intellectual property and rights of every description.

“Interest Expense” means the interest expense for the applicable period (to the extent included in the computation of Net Income), determined in accordance with GAAP.

“IPIC Texas” shall have the meaning set forth in the recitals.

“Leases” means, collectively, the leases or occupancy agreements between the Borrower or any Borrower Subsidiary and any occupant of any Project, the leases or operating agreements between the Borrower or any Borrower Subsidiary and its landlords, and all other leases with respect to any space in the Projects.

“Lessor Contributions” means any amounts of cash incentives, rebates or tenant improvement contributions payable by any Project lessor to Borrower or any Borrower Subsidiary pursuant to a Project Lease or otherwise in connection with Project development.

“Lessor Contribution Accounts” shall have the meaning given to such term in Section 4.5 hereof.

“Lessor Estoppel Agreement” means, collectively, the separate Lessor Recognition and Estoppel Agreements from each of Borrower or any Borrower Subsidiary’s Project lessors. The form of the Lessor Estoppel Agreement to be executed prior to the initial Advance for any Project is attached hereto as Exhibit K.

“Lien” means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

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“Loan” the loan from the Lenders to the Borrower to be made pursuant to this Agreement in the maximum stated principal amount of up to Two Hundred Twenty-Five Million Eight Hundred Twenty-Eight Thousand One Hundred Sixty-Nine and 12/100 Dollars ($225,828,169.12) and consisting of three components as follows: (i) the Tranche 1 Committed Amount, (ii) the Tranche 2 Committed Amount, and (iii) the Tranche 3 Committed Amount.

“Loan Documents” means, collectively, this Agreement, the Note, the Mortgages, the Financing Statements, the Pledge of Membership Interest, the Assignments of Contracts, the Assignments of Accounts, the Pasadena Documents, the Texas Documents, the Westwood Documents, the Assignment and Assumption Documents, the Pre-Opening Funding Agreement, together with any and all other documents executed by the Borrower, Holdings or any Borrower Subsidiary, or others, evidencing, securing or otherwise relating to the Loan and/or any Project as they may from time to time be supplemented, modified, or amended by one or more instruments entered into pursuant to the applicable provisions hereof.

“Loan Obligations” means the aggregate of all principal and interest owing from time to time under the Note and this Agreement and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, and the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, the Lenders pursuant to the Loan Documents.

“Major Subcontractor” shall have the meaning ascribed to such term in section 4.1(c)(1)(ii) hereof.

“Material Adverse Effect” means that which reasonably could be deemed to be or reasonably be expected to result in (a) a material impairment of the ability of the Borrower, Holdings or any Borrower Subsidiary to fully and timely perform any of its Loan Obligations; or (b) a material adverse effect on the Collateral or the Liens in favor of the Lenders on the Collateral or the priority of such Liens.

“Material Condemnation” means any condemnation or deed in lieu of condemnation affecting any portion of the Improvements, any access from the Improvements to public roads, or any portion of the parking area of any Project which materially and adversely affects such Project, including, but not limited to, a failure to satisfy code parking requirements.

“Maturity Date” means, September 29, 2023.

“Milwaukee Project” means that certain Project described on the attached Exhibit O.

“Modification Agreement” shall have the meaning given to such term in the recitals.

“Mortgaged Property” means, collectively, the real and personal property more particularly described in the Mortgages now or hereafter executed by the Borrower or any Borrower Subsidiary in favor of the Lenders.

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“Mortgages” means, collectively, the separate Mortgage/Deed of Trust, Leasehold Mortgage/Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings from the Borrower or any Borrower Subsidiary in favor of the Agent Lender, encumbering the Borrower or any Borrower Subsidiary’s interest in each of the Projects, including, without limitation, those Mortgages listed on the attached Exhibit N for each Existing Project, as assumed by Borrower or any Borrower Subsidiary (as to the Texas Documents), and also including the Borrower and each Borrower Subsidiary’s interest in each of the Properties, granting to the Agent Lender, among other things, a first priority Lien on the Borrower and each Borrower Subsidiary’s interest in each of the Properties and the Improvements and a first priority security interest in certain Collateral and assigning the Borrower and each Borrower Subsidiary’s interest in all Rents and Leases. The form of the Mortgage/Deed of Trust (as applicable), Leasehold Mortgage/Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings to be executed prior to the initial Advance for any Project is attached hereto as Exhibit D. Each Mortgage for a Project shall be in an amount equal to no less than one hundred twenty percent (120%) of the Project Tranche for such Project, unless otherwise agreed by Agent Lender; provided, however, for all Existing Projects, the amount set forth in the Mortgage for such Existing Project shall not be modified except as acceptable to Lender in Lender’s sole discretion.

“Net Income” means the net income for the applicable period as determined in accordance with GAAP (but excluding for purposes of determining any financial ratios or EBITDA requirements (but not Excess Cash Flow) under this Agreement, all extraordinary receipts and any Income Tax Expense on such extraordinary receipts and any tax deductions or credits on account of such extraordinary receipts).

“Note” means, collectively, (i) that certain Master Promissory Note dated September 30, 2010 in the stated principal amount of $70,904,873.43, payable by the Borrower to the order of TRS, as modified by the Modification Agreement to increase the stated principal amount payable to the amount of $151,304,873.31 (the “TRS Note”) (ii) that certain Master Promissory Note September 30, 2010 in the stated principal amount of $34,923,295.69, payable by the Borrower to the order of ERS, as modified by the Modification Agreement to increase the stated principal amount payable to the amount of $74,523,295.81 (the “ERS Note”), evidencing the Borrower’s obligation to repay the aggregate outstanding principal balance of the Loan to the Lenders. As used herein, the term “Note” shall also mean, to the extent applicable, any Project specific note executed by Borrower or any Borrower Subsidiary to Lenders evidencing a Project Tranche, including, but not limited to, the Pasadena Note and the Westwood Note.

“Original Loan Agreement” shall have the meaning given to such term in the recitals.

“Operating Account” shall have the meaning given to such term in Section 4.5 hereof.

“Operating Expense Advance” shall mean an Advance in the aggregate principal amount of $4,000,000 disbursed in accordance with and subject to the terms and conditions of the Fourth Modification Agreement.

“Parent” means iPic Entertainment Inc., a Delaware corporation.

“Parent Financials Test” means, as of the date of any particular financial statement, (a) Parent does not have any material assets or liabilities other than Equity Interests in the Borrower, and (b) for purposes of preparing financial statements of Parent, the entire financial condition and all of the financial operations of the Borrower and its subsidiaries will, in accordance with GAAP, be consolidated into the financial condition and financial operations of Parent.

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“Parent IPO” means an initial public offering of the class A common stock of Parent.

“Pasadena Documents” means the Pasadena Note and any and all other documents and/or instruments executed by the Borrower to evidence and/or secure the indebtedness evidenced by the Pasadena Note.

“Pasadena Note” means (i) that certain Promissory Note dated June 29, 2009 in the stated principal amount of $3,176,482.06 from Borrower to TRS (the “TRS Pasadena Note”) and (ii) that certain Promissory Note of even date herewith in the stated principal amount of $1,564,535.94 from Borrower to ERS (the “ERS Pasadena Note”) in the collective amount of the Project Tranche for the Pasadena Project, evidencing the Borrower’s obligation to pay the aggregate outstanding principal balance of the Project Tranche for the Pasadena Project to the Lenders, together with interest thereon, as the same may be amended from time to time. The Amount of the Pasadena Note may be modified, as determined by Lender in Lender’s sole discretion, to reflect changes to the Pasadena Project Tranche.

“Pasadena Project” means the Project located at the One Colorado Shopping Center located in Pasadena, California.

“Permits” means all licenses, permits and certificates of the Borrower and each Borrower Subsidiary and any of its Affiliates used or useful in connection with the ownership, operation, use or occupancy of the Properties or the Projects, including, without limitation, business licenses, state health department licenses, food service licenses, alcoholic beverage licenses, licenses to conduct business and all other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Properties or the Projects.

“Permitted Force Majeure Delays” means delays in the construction of a Project or in connection with the ability to obtain a temporary certificate of occupancy for a Project (or any portion thereof) caused by any of the following: strikes or other labor disputes, lock-outs, acts of God, shortage of or inability to obtain labor, materials or tools, lawsuits brought by plaintiffs unaffiliated with the Borrower, restrictions imposed or mandated by governmental or quasi-governmental entities in issuing requisite approvals or consents, enemy action, civil commotion, riots, fire, flood, earthquake, severe or inclement weather, each of which events or circumstances must be beyond the reasonable control of the Borrower or any Borrower Subsidiary.

“Permitted Holder” means each Person that holds Equity Interests of the Borrower on the Second Restatement Effective Date, together with their Affiliates.

“Person” means any person, firm, company, corporation, partnership, joint venture, limited liability company, trust, association, or government or any agency or political subdivision thereof.

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“Planned Project” shall mean each Project described on the attached Exhibit P. Borrower shall have the right to substitute another Planned Project in lieu of the Coral Springs Project, upon Lender’s consent, which consent shall not be unreasonably withheld.

“Plans and Specifications” means the Plans and Specifications for each of the Projects as prepared by the Architect for such Project.

“Pledge of Membership Interest” means, collectively, the Assignment and Pledge of Membership Interest of even date with this Agreement among Holdings and Agent Lender, pursuant to which Holdings pledges and grants to the Agent Lender a first priority security interest in its membership interests in the Borrower as security for the Loan Obligations, and the Amended and Restated Assignment and Pledges of Membership Interests dated January 4, 2018 among the Borrower and the Agent Lender, pursuant to which the Borrower pledges and grants to the Agent Lender a first priority security interest in its membership interests in each of Borrower Subsidiaries a party to this Agreement as security for the Loan Obligations.

“Pre-Opening Funding Agreement” means that certain Agreement to Fund Non-Approved Construction and Operation Costs, dated as of November 4, 2016, among the Borrower, IPIC Texas and the Lenders.

“Project Development Budget” means a detailed estimation of the cost to reconfigure (as to Existing Projects), acquire, construct, furnish, improve, equip, stock and otherwise complete and establish a Project, which estimation may include soft costs approved by Agent Lender in accordance with the terms and conditions of Section 3.3 of this Agreement.

“Project Specific Due Diligence” means the due diligence items for a Project required by Section 3.2(d) to be provided by Borrower for review and approval by Agent Lender, as more particularly set forth in such Section, prior to Advances of Loan proceeds or the use of Lessor Contributions to finance any Project costs.

“Project Tranche” means the maximum amount available for Advances as proceeds from the Loan with respect to each Existing Project, Planned Project or Future Project, said Project Tranche being the lesser of (i) eighty percent (80%) of the total remaining cost to develop such Project as set forth in the Project Development Budget approved by the Agent Lender for such Project, or (ii) the Available Committed Amount calculated at the time such Project and Project Development Budget are approved by the Agent Lender for such Project; provided, however, that the Project Tranche may be adjusted by Agent Lender from time to time for changes in the Project Development Budget, overruns, cost-savings, or for verified availability of Lessor Contributions, as provided herein. Without limiting the foregoing, the Project Tranche for any Existing Project shall not include previously incurred costs to acquire, construct or equip such Existing Project, and such Project Tranche shall only include the remaining costs to reconfigure such Existing Project.

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“Projects” means, collectively, the Existing Projects, the Planned Projects, the Milwaukee Project and Future Projects, being upscale “IPIC” cinema projects to be constructed (as to Future Projects and Planned Projects) and/or renovated (as to Existing Projects) and maintained (as to all Projects) on each of the Properties, together with food preparation and dining areas, theatre seating, concession areas, indoor common areas, outdoor common areas, and related parking, landscaping and site improvements, all to be constructed and/or renovated and maintained, as applicable, in accordance with the Plans and Specifications, together with all Collateral used or useful in connection therewith. Each Project shall be a cinema committed to a first class quality experience to include film, food, wine and liquor, and service for customers with core features including 40 to 52 seat auditoriums, (full recline) seating, and food and beverage offering available before, during and/or after film screenings, a bowling alley containing 10 to 24 lanes, and up to a 200 seat restaurant.

“Properties” means the real estate upon which the Projects are located.

“Public Company Costs” means (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with publicly-traded equity or debt securities, and (z) the rules of the national securities exchange on which its equity or debt securities are traded, and (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees.

“Records” means correspondence, memoranda, tapes, discs, microfilm, microfiche, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets and other containers in which any of the foregoing is stored or maintained.

“Rents” means all rent and other payments of whatever nature from time to time payable to Borrower or any Borrower Subsidiary pursuant to the Leases and any other operating agreements, leases, subleases or other agreements for occupancy of any portion of the Projects, or for retail space or other space at the Projects.

“Required Borrower Funds” shall have the meaning assigned to such term in Section 4.4(a) hereof.

“Scheduled Completion Date” means, as to each Projects (other than Existing Projects, which are complete as of the date of this Agreement), the date by which such Project is to be completed and open for business, and shall be no later than fifteen (15) months after the initial Advance for such Project, subject to reasonable extensions for Permitted Force Majeure Delays, with such date to be certified by Borrower and Agent Lender upon the initial advance for each Project other than the first Project by execution of the form attached hereto as Exhibit E.

“Scheduled Interest Payment Date” means each January 1 and July 1; provided, however, that if such date is not a Business Day, such payment date shall automatically be deemed extended to the next Business Day.

“Scheduled Principal Payment Date” means each January 1; provided, however, that if such date is not a Business Day, such payment date shall automatically be deemed extended to the next Business Day.

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“Second Restatement Effective Date” means the date on which the conditions precedent in Section 3.1 hereof shall have been satisfied or waived.

“Subsidiary Sublease” shall have the meaning assigned, to such term in Section 7.14 hereof.

“Sweep Date” shall have the meaning assigned to such term in Section 4.5(d) hereof.

“Texas Documents” means the any and all documents and/or instruments executed by IPIC Texas to evidence and/or secure the indebtedness evidenced by the Note.

“Title Company” means any title insurance company approved by Agent Lender and who insures any Mortgage.

“Title Policies” means, collectively, each of the mortgagee title insurance policies issued by a Title Company for a Project in standard ALTA form insuring (i) the Borrower or any Borrower Subsidiary’s leasehold interest in an amount equal to the total amount of the Project Development Budget for such Project, and (ii) the Lien on the leasehold interest of the Borrower or any Borrower Subsidiary created by the Mortgage, in form reasonably satisfactory to Agent Lender and in an amount equal to 120% of the Project Tranche for such Project; provided, however, the Title Policy for each Existing Project shall not be less than the amount of the Project Tranche identified in the Original Loan Agreement.

“Total Approved Project Costs To Date” shall have the meaning ascribed to such in section 4.1(m)(1) hereof.

“Tranche 1 Applicable Rate” shall have the meaning ascribed to such term in Section 2.3(a).

“Tranche 1 Committed Amount” means a portion of the principal indebtedness of the Loan in the maximum principal amount of $15,828,169.12, and any interest accruing thereon. As of the Second Restatement Effective Date, the Tranche 1 Committed Amount has been fully Advanced.

“Tranche 2 Committed Amount” means a portion of the principal indebtedness of the Loan in the maximum principal amount of $24,000,000.00, and any interest accruing thereon. As of the Second Restatement Effective Date, the Tranche 2 Committed Amount has been fully Advanced.

“Tranche 3 Committed Amount” means a portion of the principal indebtedness of the Loan in the maximum principal amount of One Hundred Eighty-Six Million and No/100 Dollars ($186,000,000.00), and any interest accruing thereon. As of the Second Restatement Effective Date, $120,774,812.18 of the Tranche 3 Committed Amount has been Advanced.

“TRS” shall have the meaning set forth in the recitals.

“TRS Percentage” shall mean 67%, being TRS’s undivided interest in the Loan. “UCC” shall have the meaning assigned to such term in Section 1.3 hereof.

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“Village” means Village Roadshow Attractions USA Inc., a Delaware corporation.

“Village Note Payoff Advance” has the meaning set forth in Section 2.10.

“Village Subordinated Notes” means, collectively, (i) that certain Subordinated Note, dated July 1, 2016, issued by the Borrower to Village in an aggregate principal amount of $8,000,000.00 and (ii) that certain Subordinated Note, dated September 30, 2016, issued by the Borrower to Village in an aggregate principal amount of $7,000,000.

“VRGCC” shall have the meaning set forth in the recitals.

“VRGCC Texas” shall have the meaning set forth in the recitals.

“Westwood Documents” means the Westwood Note and any and all other documents and/or instruments executed by the Borrower to evidence and/or secure the indebtedness evidenced by the Westwood Note.

“Westwood Note” means, collectively, the Project specific notes executed by Borrower in favor of the ERS and TRS in the collective amount of the Project Tranche for the Westwood Project, evidencing the Borrower’s obligation to pay the aggregate outstanding principal balance of the Project Tranche for the Westwood Project to the Lenders, together with interest thereon, as the same may be amended from time to time. The amount of the Westwood Note may be modified, as determined by Lender in Lender’s sole discretion, to reflect changes to the Westwood Project Tranche.

“Westwood Project” means the Project located at the Avco Center located in Los Angeles, California.

1.2       Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

1.3       Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the State of Alabama from time to time (the “UCC”).

1.4       All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined or expressly set forth herein.

1.5       All references to any Loan Documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

1.6       All references to Exhibits and Schedules shall mean Exhibits and Schedules to this Agreement, unless the context refers to another document, and each such Exhibit and Schedule shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

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ARTICLE II.
THE LOAN AND COLLATERAL

2.1       The Loan The Lenders severally and not jointly agree, subject to the terms of this Agreement and the other Loan Documents, to make Advances of the Loan to the Borrower during the Commitment Period as provided herein. Borrower, Holdings and Borrower Subsidiaries have made the covenants, representations and warranties herein and in the other Loan Documents as a material inducement to the Lenders to make the Loan and enter this Agreement. The maximum aggregate principal amount of the Loan to be made by the Lenders hereunder shall be the sum of (i) the Tranche 1 Committed Amount; (ii) the Tranche 2 Committed Amount and (iii) the Tranche 3 Committed Amount and of such amount, TRS agrees to make Advances to the Borrower in an aggregate principal amount not to exceed the TRS Percentage and ERS agrees to make Advances to the Borrower in an aggregate principal amount not to exceed the ERS Percentage. On each occasion when Advances are to be made hereunder, each Lender shall concurrently make an Advance in an amount in proportion to such Lender’s percentage.

Advances of the Loan by ERS shall be evidenced by the ERS Note and Advances of the Loan by TRS shall be evidenced by the TRS Note; provided, however, that Advances of the Loan relating to the Pasadena Project shall be evidenced by the Pasadena Note and Advances of the Loan relating to the Westwood Project shall be evidenced by the Westwood Note. Such Advances will bear interest and will be payable in accordance with the terms and conditions set forth in this Agreement and in the ERS Note as to Advances by ERS and the TRS Note as to Advances by TRS, except in the case of the Pasadena Project and the Westwood Project, where the terms and conditions of this Agreement and in the Pasadena Note or the Westwood Note shall apply. The forms of all documents to be executed to evidence and/or secure the Loan shall be subject to the Agent Lender’s approval. Unless otherwise expressly set forth herein, any references to “Note” shall mean the ERS Note and the TRS Note, collectively, as well as, to the extent applicable and relating to the Pasadena Project, the Pasadena Note and, to the extent applicable and as relating to the Westwood Project, the Westwood Note. Notwithstanding the execution by Borrower of the Pasadena Note, the Westwood Note or any Future Project-specific promissory notes as may be required by Lender, in no event shall Lender be obligated to make Advances collectively exceeding the Committed Amount. In connection with the foregoing, upon the execution of the Pasadena Note, the Westwood Note and any Future Project-specific promissory note(s) as may be required by Lenders, the stated maximum principal amount of the ERS Note shall automatically be reduced by an amount equal to the maximum principal amount of the applicable Project-specific promissory notes made in favor of the ERS, and the stated maximum principal amount of the TRS Note shall automatically be reduced by an amount equal to the maximum principal amount of the applicable Project-specific promissory notes made in favor of the TRS.

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2.2       Security for the Loan.

The Loan will be secured by a first mortgage lien against and first priority security interest in the Collateral; except that the Pasadena Project shall only secure the Loan Obligations relating to the Pasadena Project and the Westwood Project shall only secure the Loan Obligations relating to the Westwood Project. All of the Collateral shall stand as one general, continuing security for all of the Loan Obligations until all of the Loan Obligations have been paid and satisfied in full; except that the Pasadena Project shall only stand as a general, continuing security for the Loan Obligations relating to the Pasadena Project and the Westwood Project shall only stand as a general, continuing security agreement for the Loan Obligations relating to the Westwood Project. In connection with the security interest granted to the Lenders as provided for herein and in the other Loan Documents, Lender may file such financing statements (including amendments thereto and continuation statements thereof) as the Agent Lender may from time to time require (the “Financing Statements”), with Borrower to be responsible for all fees and expenses associated with the same. The Borrower shall also cause Holdings to pledge to the Lenders all of its membership interests in the Borrower as security for the Loan by execution of the Pledge of Membership Interest, and such pledge shall be a first priority security interest.

2.3       Interest Rate.

(a)       Tranche 1 Committed Amount:

(1)       Except during any period of time in which an Event of Default then exists, interest shall accrue on the unpaid principal balance of all Advances under the Tranche 1 Committed Amount at the Tranche 1 Applicable Rate. Upon the occurrence of an Event of Default, interest shall thereafter accrue on the unpaid principal balance of all Advances under the Loan at the Default Rate in accordance with Section 2.5(b). As used herein, “Tranche 1 Applicable Rate” shall mean the following amounts for the following periods:

(i)       from the Existing Loan Agreement Effective Date through and including September 30, 2011, a per annum rate of five percent (5.0%) fixed;

(ii)       from October 1, 2011 through and including September 30, 2012, a per annum rate of five and 50/100 percent (5.5%) fixed;

(iii)       from October 1, 2012 through and including September 30, 2013, a per annum rate of six percent (6.0%) fixed;

(iv)       from October 1, 2013 through and including September 30, 2014, a per annum rate of six and 50/100 percent (6.5%);

(v)       from October 1, 2014 through and including September 30, 2015, a per annum rate of seven percent (7.0%) fixed;

(vi)       from October 1, 2015 through and including September 30, 2016, a per annum rate of seven and 50/100 percent (7.5%) fixed;

(vii)       from October 1, 2016 through and including the date all Obligations are paid in full, a per annum rate of eight percent (8.0%) fixed;

(2)       All interest will be calculated on the basis of a 360 day year comprised of twelve (12) consecutive thirty (30) day months.

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(3)       Interest will accrue on each Advance of the Loan until repaid in full; however, accrued interest will be due and payable as more particularly set forth in Section 2.4 below.

(b)       Tranche 2 Committed Amount:

(1)       Except during any period of time in which an Event of Default then exists, interest shall accrue on the unpaid principal balance of all Advances under the Tranche 2 Committed Amount at the Tranche 1 Applicable Rate then in effect, which shall be subject to scheduled annual interest rate increases as provided for in Section 2.3(a). Upon the occurrence of an Event of Default, interest shall thereafter accrue on the unpaid principal balance of all Advances under the Loan at the Default Rate in accordance with Section 2.5(b).

(2)       All interest will be calculated on the basis of a 360 day year comprised of twelve (12) consecutive thirty (30) day months.

(3)       Interest will accrue on each Advance of the Loan until repaid in full; however, accrued interest will be due and payable on a Project Tranche by Project Tranche basis as more particularly set forth in Section 2.4 below.

(c)       Tranche 3 Committed Amount:

(1)       Except during any period of time in which an Event of Default then exists, interest shall accrue on the unpaid principal balance of all Advances under the Tranche 3 Committed Amount at the per annum rate of ten and 50/100 percent (10.5%) fixed. Upon the occurrence of an Event of Default, interest shall thereafter accrue on the unpaid principal balance of all Advances under the Loan at the Default Rate in accordance with Section 2.5(b).

(2)       All interest will be calculated on the basis of a 360 day year comprised of twelve (12) consecutive thirty (30) day months.

(3)       Interest will accrue on each Advance of the Loan until repaid in full; however, accrued interest will be due and payable on a Project Tranche by Project Tranche basis as more particularly set forth in Section 2.4 below.

2.4       Repayment of Loan.

(a)       Payment/Wire Instructions. Each payment of the Loan Obligations shall be paid directly to the Agent Lender, for the account of ERS and TRS, in lawful money of the

United States of America, in immediately available funds by wire transfer as set forth below, or to such other place or account as the Agent Lender shall designate in writing to the Borrower at least three (3) Business Days prior to the due date of the first payment to which such change is to apply:

If for the account of TRS:

Bank:	State Street Bank & Trust
ABA #:	011000028
Account #:	00042549
Beneficiary:	RSA
201 S. Union Street, Montgomery, Alabama 36130
Attention:	Jen Healey Reference: Acct# BDMO(TRS)

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If for the account of ERS:

Bank:	State Street Bank & Trust
ABA #:	011000028
Account #:	00042663
Beneficiary:	RSA
201 S. Union Street, Montgomery, Alabama 36130
Attention:	Jen Healey
Reference:	Acct# BDLO(ERS)

In each case, not later than 3:00 p.m., Montgomery, Alabama time on the date on which such payment shall become due.

(b)       Payment of Interest. Interest under the Loan shall be repaid as follows:

(1)       Tranche 1 Committed Amount. With respect to the Tranche 1 Committed Amount, being that portion of the Advanced and outstanding principal balance of the Loan assumed by Borrower on the Existing Loan Agreement Effective Date, commencing on January 1, 2011, and on each Scheduled Interest Payment Date thereafter through and including the Scheduled Interest Payment Date immediately preceding the Maturity Date, all accrued but unpaid interest on the outstanding principal balance of the Tranche 1 Committed Amount shall be due and payable.

(2)       Tranche 2 Committed Amount. With respect to the Tranche 2 Committed Amount, being that portion of the outstanding principal balance of the Loan to be Advanced to Borrower in connection with the Existing Projects and Planned Projects, commencing on January 1, 2011, and on each Scheduled Interest Payment Date thereafter through and including the Scheduled Interest Payment Date immediately preceding the Maturity Date, all accrued but unpaid interest on the outstanding principal balance of all Advances of the Tranche 2 Committed Amount shall be due and payable.

(3)       Tranche 3 Committed Amount. Interest shall be paid on Advances of the Tranche 3 Committed Amount as follows:

(i)       With respect to that portion of the Tranche 3 Committed Amount Advanced to Borrower in connection with the Existing Projects and Planned Projects, commencing on January 1, 2012, and on each Scheduled Interest Payment Date thereafter through and including the Scheduled Interest Payment Date immediately preceding the Maturity Date, all accrued but unpaid interest on the outstanding principal balance of all Advances of the Tranche 3 Committed Amount Advanced in connection with the Existing Projects and Planned Projects shall be due and payable.

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(ii)       With respect to the Tranche 3 Committed Amount, being that portion of the outstanding principal balance of the Loan to be Advanced to Borrower in connection with a Future Project, interest shall be payable on Advances of such Tranche 3 Committed Amount on a Project Tranche by Project Tranche basis as follows: on the first Scheduled Interest Payment Date following the earlier to occur of (1) the date which is six (6) months following the opening of a Future Project funded by any proceeds of the Project Tranche designated for such Future Project, or (2) the date which is twenty-one (21) months following the initial Advance of the Project Tranche designated for such Future Project, and on each Scheduled Interest Payment Date thereafter through and including the Scheduled Interest Payment Date immediately preceding the Maturity Date, all accrued but unpaid interest on the outstanding principal balance of all Advances of the Project Tranche designated for such Future Project shall be due and payable.

(iii)       With respect to the Tranche 3 Committed Amount, being that portion of the outstanding principal balance of the Loan Advanced on the Second Restatement Effective Date in connection with the Village Note Payoff Advance, interest shall be payable commencing on the first Scheduled Interest Payment Date following the Second Restatement Effective Date, and on each Scheduled Interest Payment Date thereafter through and including the Scheduled Interest Payment Date immediately preceding the Maturity Date.

(iv)       With respect to the Tranche 3 Committed Amount, being that portion of the outstanding principal balance of the Loan Advanced in connection with the Operating Expense Advance, interest on Advances of the Operating Expense Advance shall be payable commencing on the first Scheduled Interest Payment Date following the initial Advance of the Operating Expense Advance, and on each Scheduled Interest Payment Date thereafter through and including the Scheduled Interest Payment Date immediately preceding the Maturity Date.

(4)       On the Maturity Date, all accrued and unpaid interest on the Loan, including any interest accrued under (1)-(3) above, together with the outstanding principal amount of the Loan and all other sums owing to the Lenders under this Agreement and the other Loan Documents shall be due and payable in full to the Agent Lender.

(c)       Payment of Principal. Principal under the Loan shall be repaid as and when required by section 4.5(h) hereof. On the Maturity Date, the outstanding principal balance of the Loan, together with all accrued and unpaid interest on the Loan and all other sums owing to the Lenders under this Agreement and the other Loan Documents shall be due and payable in full to the Agent Lender,

(d)       All payments hereunder shall be made to Agent Lender. Agent Lender shall coordinate all allocations of payments between the Lenders.

(e)       Principal repayments and prepayments may not be reborrowed.

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(f)       If any Advance would otherwise constitute an “applicable high-yield discount obligation” within the meaning of Section 163(i) of the Code, or any successor provisions (an “AHYDO”), then, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the making of such Advance, the Borrower shall prepay for cash a portion of such Advance equal to the Mandatory Principal Prepayment Amount. The “Mandatory Principal Prepayment Amount” will equal the portion of the Advance required to be prepaid to prevent the Advance from being treated as an AHYDO within the meaning of Section 163(i)(l) of the Code. The redemption price for the portion of the Advance prepaid will be 100% of the principal amount thereof, plus any accrued interest thereon to the date of prepayment. This provision is intended to cause each of the Advances not to be treated as an AHYDO and shall be interpreted consistently therewith.

2.5       Late Charges On Overdue Installments; Default Rate; Collection Costs.

(a)       If any scheduled payment of principal or interest or other agreed charge is not paid within two (2) Business Days of the due date thereof, Borrower agrees to pay to Lenders a late charge equal to five percent (5%) of the amount of the payment or charge which is late.

(b)       Upon the occurrence of any Event of Default, the Borrower agrees to pay interest to the Lenders at the Default Rate on the aggregate outstanding Loan Obligations (including accrued interest) until the earlier of (i) payment in full of all Loan Obligations or (ii) Lender agrees, in its sole and absolute discretion, to permit Borrower to cure such Event of Default. Such interest shall continue to be due and payable when required by this Agreement (whether on a payment date for interest only, on a payment date for payment of interest and principal, on the Maturity Date, or upon an acceleration by Lenders pursuant to the terms of this Agreement).

(c)       The Borrower will also pay to the Lenders, in addition to amounts otherwise due as provided above, all reasonable costs actually incurred by Lenders in the course of collecting, securing, or attempting to collect or secure the Note or otherwise in connection with the Loan, this Agreement and the other Loan Documents, including, without limitation, court costs and reasonable attorneys’ fees, including reasonable attorneys’ fees related to any Project-specific Loan Documents, due diligence reviews or closings or related to any appellate and bankruptcy proceedings. Except as otherwise required herein with respect to Project-specific closings, such amounts shall be due and payable within thirty (30) days of Agent Lender’s written request for the same. Payment of such amounts shall be required regardless of the availability of Excess Cash Flow. Amounts of such costs and expenses related to Project-specific closings and development (as opposed to costs of collection and enforcement) may be included in Project Development Budgets.

2.6       Expiration/Termination of Lenders’ Commitment to Lend. Notwithstanding any other provision of this Agreement, the Lenders shall have the right to terminate their commitment to make any Advance hereunder (i) at any time after the expiration of the Commitment Period without further notice to the Borrower; provided, however, Advances shall continue to be available to complete a Project if the initial Advance for such Project was made prior to the expiration of the Commitment Period and the Borrower is diligently pursuing completion of such Project in a manner reasonably expected to achieve completion on or prior to such Project’s Scheduled Completion Date, or (ii) upon the occurrence and continuance of an Event of Default.

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2.7       Cross-Collateralization and Cross-Default. The Loan and all Advances thereunder shall be secured by the Collateral, including all Projects (but excluding the Pasadena Mortgaged Property and the Westwood Mortgaged Property which shall secure only that portion of the Loan and those Advances that relate solely to the Pasadena Project and the Westwood Project, as applicable; as evidenced by the Pasadena Note and the Westwood Note respectively), and Holdings, the Borrower and each Borrower Subsidiary agree that the Collateral described in each of the respective Loan Documents, excluding the Pasadena Mortgaged Property and the Westwood Mortgaged Property, shall secure, in addition to the Project Tranche designated for such Project and other Loan Obligations described therein, and on a pari passu basis with each of the other Project Tranches, the Tranche 1 Committed Amount, the Tranche 2 Committed Amount and the Tranche 3 Committed Amount, the Loan Obligations under each of the other Loan Documents, as the same may hereafter be renewed, modified, amended or extended. The Loan Documents also are hereby cross-defaulted with one another and Holdings, the Borrower and each Borrower Subsidiary agree that the occurrence of a Default or an Event of Default pursuant to any of the Loan Documents shall constitute an immediate Default Or Event of Default (without need of notice or the expiration of any additional cure period other than as may be specified in such Loan. Documents) under all other Loan Documents.

2.8       Grant of Lien and Security Interest.

(a)       As security for the prompt satisfaction of all Loan Obligations, Holdings, the Borrower and each Borrower Subsidiary hereby assigns, transfers, and sets over to the Agent Lender, for the benefit of both Lenders, all of Holdings, the Borrower’s and each Borrower Subsidiary’s right, title and interest of whatever kind, nature or description in and to, and grants the Agent Lender, for the benefit of both Lenders, a lien on and security interest in the Collateral; provided, however, that the Pasadena Project and the Westwood Project shall only serve as security for the prompt satisfaction of all Loan Obligations relating to the Pasadena Project and the Westwood Project, respectively.

(b)       No submission by Holdings, the Borrower or any Borrower Subsidiary of a schedule or other particular identification of Collateral shall be necessary to vest in the Lenders security title to and a security interest in each and every item of Collateral now existing or hereafter created and acquired, but rather such title and security interest shall vest in the Lenders immediately upon the creation or acquisition of any item of Collateral hereafter created or acquired, without the necessity for any other or further action by Holdings, the Borrower or any Borrower Subsidiary.

2.9       Maintenance of Lien.

(a)       Holdings, the Borrower and each Borrower Subsidiary authorize the Agent Lender to file one or more Financing Statements (including initial financial statements and continuation and amendment statements) to perfect the Lenders’ lien on and security interest in the Collateral pursuant to the UCC, such Financing Statements to be in form and substance as required by the Agent Lender.

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(b)       Holdings, the Borrower and each Borrower Subsidiary hereby appoints the Lenders as its attorney-in-fact (without requiring the Lenders to act as such) to perform, upon the occurrence and continuance of an Event of Default, all acts that the Agent Lender deems appropriate to perfect and continue the Lenders’ lien on and security interest in the Collateral and to protect and preserve the Collateral.

(c)       In connection with the Agent Lender’s lien on and security interest in the Collateral, Holdings, the Borrower and each Borrower Subsidiary will;

(1)       Execute and deliver, and cause to be executed and delivered, such documents and instruments, including amendments to the Loan Documents and Financing Statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Agent Lender, from time to time, as the Agent Lender may specify, and pay, or reimburse the Agent Lender upon demand for payment, all costs and taxes of filing or recording the same in such jurisdictions as the Agent Lender may designate; and

(2)       Take such other steps as the Agent Lender, from time to time, may reasonably direct to protect, perfect, and maintain the Lenders’ lien on and security interest in the Collateral.

2.10       Village Note Payoff Advance. The Lenders severally agree to make an Advance on the Second Restatement Effective Date under the Tranche 3 Committed Amount in an aggregate principal amount equal to $18,000,000 (the “Village Note Payoff Advance”), the proceeds of which shall be used on the Second Restatement Effective Date to repay in full the outstanding principal and interest under the Village Subordinated Notes; provided that, not less than five Business Days prior to the Second Restatement Effective Date (or such shorter period as may be agreed by the Agent Lender in its sole discretion) the Borrower shall have delivered to the Agent Lender a request for an Advance substantially in the form of Exhibit H (but without including any Project-related information and with such other modifications as may be reasonably acceptable to Agent Lender).

ARTICLE III.
CONDITIONS TO THE LOAN

The Lenders’ obligation to enter into this Agreement, and to make any Advance under the Loan shall be effective only upon fulfillment of the following conditions, and the conditions stated elsewhere in this Agreement and in the other Loan Documents, each of which shall be fulfilled in a manner reasonably satisfactory to the Agent Lender.

3.1       Conditions Precedent to this Agreement. The obligation of the Lenders to enter into this Agreement is subject to the following conditions precedent:

(a)       Organizational Documents. Receipt and approval by the Agent Lender of a certificate by the Borrower, dated on or about the date hereof, attaching (i) certified copies of the Articles of Organization and the organizational documents of Holdings, the Borrower and each Borrower Subsidiary and all amendments thereto, (ii) resolutions evidencing the limited liability company action or corporate action (as applicable) taken by Holdings, the Borrower and each Borrower Subsidiary authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) certifying as to the incumbency and signatures of the officers signing this Agreement and each other document to be delivered pursuant hereto.

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(b)       Payment of Fees. Payment by the Borrower of all out-of-pocket costs, fees and reasonable expenses required by this Agreement, including, without limitation, the Lenders’ reasonable attorneys’ fees and the recording costs.

(c)       Execution and Delivery of Loan Documents. Receipt and approval by the Agent Lender of original executed counterparts of this Agreement, the Pledge of Membership Interests, and, if required by the Agent Lender, recording or filing of documents evidencing or securing this Agreement and all such other documents (including Financing Statements), all in form and content satisfactory to the Agent Lender.

(d)       Legal Opinion. An opinion of counsel for Holdings, the Borrower and each Borrower Subsidiary, dated as of the date hereof, in form and content satisfactory to the Agent Lender, together with any other local counsel opinions as may be required as a result of issues of applicable law or Project locations.

(e)       Certificate of Existence. A certificate of good standing dated no earlier than thirty (30) days prior to the date of this Agreement, to evidence that Borrower, each Borrower Subsidiary and Holdings is validly existing and in good standing (where such concept is applicable) in its jurisdiction of organization.

(f)       Consummation of Transactions. The Parent IPO shall be consummated substantially simultaneously with the entering into of this Agreement.

(g)       Cancellation of Subordinated Notes. The Lenders shall have received satisfactory evidence that the Existing Subordinated Notes shall have been cancelled (or, in the case of the Village Subordinated Notes, repaid).

3.2       Project Approval: Advances For Project Costs

(a)       Multiple Projects. The parties hereto acknowledge and agree that proceeds from the Loan (other than the Village Note Payoff Advance and Operating Expense Advance) (and under certain conditions as herein provided, Lessor Contributions) are to be used for purposes of financing all costs and/or expenses incurred in connection with leasing, acquiring, developing, opening, and operating the Projects described herein. Generally, the parties contemplate that in addition to the Existing Projects and Planned Projects, up to approximately twenty (20) different Projects may be approved and developed by the Borrower, some of which will be developed simultaneously, at an estimated cost of approximately $5,000,000 per Project site. The parties, however, acknowledge, that the cost per Project will differ and will be more accurately estimated in each Project Development Budget and that the number of Projects may exceed twenty (20) depending on availability of Advances hereunder, identification and approval of acceptable Project sites, and satisfaction of funding requirements pursuant to this Agreement and the Loan Documents.

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(b)       General Project Parameters. Each Project (whether Borrower is initially requesting Advances of the Loan therefor or for which Borrower is proposing to initially invest Lessor Contributions in accordance with Section 4.5) must either (i) satisfy all General Project Parameters or (ii) be separately approved by the Agent Lender (each such Project qualifying under (i) or (ii) being herein referenced as an “Approved Project”). No Advances or Lessor Contributions shall be used by Borrower or any Borrower Subsidiary for Projects not qualifying as an Approved Project.

(c)       Alabama Project. Borrower hereby agrees to investigate and in good faith strongly consider a potential Project site in the Birmingham, Alabama metropolitan area; provided, however, that notwithstanding any commercially reasonable determination by the Borrower after such investigation that Birmingham, Alabama is not a viable option for a Project location, Borrower shall continue to consider other suitable Project sites in the State of Alabama as the same may be presented to Borrower.

(d)       Initial Advance or Investment for each Project/Project Specific Due Diligence.

(1)       Assuming a Project has qualified as an Approved Project, prior to making the initial Advance of Loan Proceeds therefor or prior to the Borrower using any Lessor Contributions to pay for costs and/or expenses incurred in connection with such Project, the Agent Lender must first have received, reviewed and approved those items set forth on the attached Exhibit F (the “Project Specific Due Diligence”) relating to such Project. By separate agreement, Borrower and Agent Lender may document agreements regarding funding limitations for a Project based upon the timing or availability of any Project due diligence items. As indicated in Exhibit F, certain Project Specific Due Diligence involves Project-specific loan documentation and collateral due diligence which must be in place prior to Project commencement; therefore, as to such items, Lenders reserve full reasonable review and approval rights to the same (the “Priority Project Due Diligence”). As to all other Project Specific Due Diligence, Lenders agree that their review and comments shall primarily focus on issues which the Lenders believe in good faith reasonably impact the development or value of the proposed Project or Collateral or issues otherwise specifically addressed by this Agreement. Notwithstanding the foregoing, acknowledging the difficulty in exactly establishing the standard of review for non-Priority Project Due Diligence and the importance to Lenders in having a complete and accurate set of Project Specific Due Diligence for every Project, Borrower and each Borrower Subsidiary agrees to reasonably cooperate with Agent Lender in responding to comments and questions regarding the Project Specific Due Diligence.

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(2)       The review and approval of Project-Specific Due Diligence for a new Project will require a Project-specific closing process involving Agent Lender’s and Lender’s legal counsel’s review of Project-specific due diligence as well as the drafting, execution, and recording or filing, as applicable, of Project-specific Loan Documents, including, without limitation, a Project Mortgage, Financing Statements, Assignment of Contracts, and Lessor Estoppel Agreement. Borrower shall be responsible for payment of Lenders’ expenses and costs associated with such Project-specific closings at such closing, including, without limitation, any recording or filing fees and reasonable attorneys’ fees and expenses, but such costs and expenses may be included in Project Development Budgets. Lenders’ attorneys’ fees for Project-specific closings shall not exceed $20,000 for each Project, exclusive of any third party expenses incurred by Lenders (e.g., title searches, UCC searches, Secretary of State certifications, etc.). Notwithstanding the foregoing, such cap on Lenders’ attorneys’ fees (i) shall not apply in the event additional attorneys’ fees are incurred as a result of a lack of good faith cooperation by the Borrower or any Borrower Subsidiary or Borrower or any Borrower Subsidiary’s legal counsel in connection with the providing of due diligence required by this Agreement for new Projects, (ii) shall not apply in the event additional attorneys’ fees are incurred as a result of unforeseen legal issues or other circumstances relating to a specific Project, and (iii) shall not apply to any enforcement or collection efforts or any other legal fees and expenses for which Borrower or any Borrower Subsidiary is otherwise responsible pursuant to this Agreement or any other Loan Document.

(e)       Estimated Advance Schedule. As part of the Project Specific Due Diligence for each Project, Borrower shall submit an estimated Advance schedule for the applicable Project substantially in the form of estimated Advance schedule attached hereto as Exhibit G (the “Initial Estimated Advance Schedule”).

3.3       Project Development Budget Review and Revision: Reallocation of Committed Amount.

(a)       Each Project Development Budget shall be subject to the initial review and approval of Agent Lender, such review not to be unreasonably withheld or delayed. Borrower agrees to cooperate with Agent Lender in providing such additional information needed by Agent Lender to review and evaluate the accuracy and completeness of each Project Development Budget.

(b)       In the event the Project Development Budget for any proposed Project site proposes to pay for all or a portion of such development costs and/or expenses with proceeds from the Loan, the total amount of Loan proceeds required by such Project Development Budget may not exceed the lesser of (i) the Available Committed Amount or (ii) eighty percent (80%) of the total costs to develop the Project and do all things necessary for the opening of such Project, as set forth in the Project Development Budget.

(c)       Once a Project Development Budget for an Approved Project is approved by Agent Lender, an amount equal to eighty percent (80%) of the total remaining costs to develop the Project as shown on such Project Development Budget shall constitute the “Project Tranche” applicable thereto. The parties anticipate that changes to Project Development Budgets may be desired by Borrower in the course of developing a Project through reallocations among line items, cost-savings or cost overruns. Such changes to Project Development Budgets may be made by Borrower with prior notice to Agent Lender, but without Agent Lender approval or consent as provided in Section 4.1(f) hereof. Notwithstanding the foregoing, any changes to the amount of a Project Tranche (either increases or decreases) shall be subject to Agent Lender’s prior written consent, which consent shall not be unreasonably withheld as long as such changes will not result in a negative Available Committed Amount and Agent Lender reasonably believes the new proposed Project Tranche for the Project remains sufficient to permit the completion of the Project. In the event the Agent Lender consents to any modification to a Project Tranche amount, the Available Committed Amount will be adjusted upward or downward accordingly. To the extent that Project Development Budget changes by Borrower result in increased Project costs for which there is no Available Committed Amount sufficient to permit such an increase in the Project Tranche, Borrower shall be responsible for paying the full amount of such Deficiency, as hereinafter provided. To the extent an approved modification to an existing Project Tranche amount results in (i) an increase to the Available Committed Amount with respect to Advances for an Existing Project or Planned Project, the amount of such increase shall then be available for other Existing Projects or Planned Projects, subject, however, to appropriate and acceptable adjustments to the Project Development Budgets for such other Existing Projects or Planned Projects or (ii) an increase to the Available Committed Amount with respect to Advances for a Future Project, the amount of such increase shall then be available for other Future Projects, subject, however, to appropriate and acceptable adjustments to the Project Development Budgets for such other Future Projects.

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(d)       Intentionally Omitted.

In the event the Lenders, at their option, elect to make one or more Advances prior to receipt and approval of all items required by this Article III, such election shall not obligate the Lenders to make any subsequent Advance until the applicable conditions are timely satisfied.

ARTICLE IV.
ADVANCES OF THE LOAN FOR EACH PROJECT

4.1       Disbursement Procedure.

(a)       Tranche 1 Committed Amount and Tranche 2 Committed Amount; Milwaukee Project. Borrower acknowledges and agrees that the Tranche 1 Committed Amount and the Tranche 2 Committed Amount are each fully Advanced as of the date of this Agreement. Borrower further acknowledges and agrees that no further Advances shall be permitted with respect to the Milwaukee Project.

(b)       Tranche 3 Committed Amounts. With respect to Advances of the Tranche 3 Committed Amount (other than in respect of the Village Note Payoff Advance (which shall be Advanced in accordance with Section 2.10 hereof) and the Operating Expense Advance (which has been fully Advanced as of the date hereof and no further Advances are available related thereto)), upon the Agent Lender’s receipt and approval, as and to the extent required by this Agreement, of Project Specific Due Diligence for a Project (including, without limitation, the Project Development Budget), the Lenders agree, on the terms and conditions and relying on the representations set forth herein, to lend to the Borrower an amount not to exceed:

(1)       as to each Project, an amount equal to the Project Tranche for such Project calculated pursuant to Section 3.3(c) above; and

(2)       as to all Projects in the aggregate, the lesser of (i) the Tranche 3 Committed Amount less any Tranche 3 Committed Amount previously advanced for any Existing Project, Planned Project, Future Project, the Village Note Payoff Advance and Operating Expense Advance and (ii) the aggregate principal amount of all established Project Tranches for Existing Projects, Planned Projects and Future Projects, as the same may be adjusted from time to time pursuant to Section 3.3(c) above, less any sums not identified in any Project Development Budget (as the same may be amended as permitted herein) but which are reasonably identified by the Agent Lender as amounts required to complete the development of any Existing Projects and Planned Projects (i.e., any “overrun” amounts), however, an Advance for any overrun amount is subject to the Agent Lender’s approval, in its sole discretion.

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(c)       Subject to compliance by Holdings, the Borrower and each Borrower Subsidiary with all of the provisions of this Agreement and so long as no Default or Event of Default then exists, Loan proceeds applicable to each Project shall be disbursed by the Lenders making Advances in accordance with the following procedures:

(1)       Not less than five (5) Business Days before the date on which the Borrower desires an Advance for a Project, the Borrower shall submit to the Agent Lender a request for an Advance in the form attached hereto as Exhibit H. A separate Advance request must be completed for each Project for which an Advance is requested. While Advances may be made simultaneously to finance costs of more than one Project, Advances shall be made not more than once each calendar month, and the Borrower hereby acknowledges and agrees that it must coordinate requests for multiple Projects such that the Lenders are not required to Advance more than once per month. Notwithstanding anything to the contrary herein provided, no Advances shall be made during the last five (5) Business Days in September of any year. Each request for an Advance shall identify the Project for which such Advance is made with specificity, must be signed by an Authorized Representative, must be submitted in compliance with the provisions of Section 9.7 herein (with an e-mail transmission notification to each of hunter.harrell@rsa-al.gov, rachel.daniels@rsa-al.gov. and steve.timms@rsa-al.gov (or such other e-mail addresses provided to Borrower by the Agent Lender) as to the incoming Advance request), and must be accompanied by the following:

(i)       a copy of the Project Development Budget for such Project, together with a cost breakdown by line item showing the cost of Improvements and any budgeted soft costs spent to the date of the requisition and showing the percentage of completion, certified by the Borrower as correct;

(ii)       AIA Documents G702 and G703 and conditional lien waivers from the General Contractor and any Major Subcontractor (as hereinafter defined) and invoices supporting all nonconstruction costs. As used herein “Major Subcontractor” means any subcontractor or supplier of materials entering into contracts for services and/or supply of materials for the Project in an amount greater than $50,000;

(iii)       unless not available in a Project jurisdiction or otherwise waived by Agent Lender for a Project, an endorsement to the Title Policy which brings the effective date of the Title Policy insuring the Mortgage forward to the date of such Advance, which shows no unapproved title exceptions, which evidences to the Lenders’ satisfaction that there has been no change in the status of the title to the Property or the Borrower’s interest therein or creation of any new encumbrances thereon, or occurrence of any event that could in Lenders’ opinion impair the priority of the Lien of the Mortgage as of the time of each advance, and which increases the amount of title insurance thereunder, and otherwise is in form and content acceptable to the Lenders;

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(iv)       evidence in form satisfactory to the Agent Lender that the Borrower has injected the Required Borrower Funds as to the Advance made the basis of such request in the manner described in Section 4.4 below;

(v)       a certificate of Borrower, Holdings and Borrower Subsidiaries to the effect that (1) the representations and warranties made by the Borrower, Holdings and Borrower Subsidiaries in this Agreement and all other Loan Documents are true and correct on and as of the date of the making of such request for an Advance with the same force and effect as if made on and as of such date, (2) no Default or Event of Default has occurred and is continuing, (3) all completed construction is substantially in accordance with the Plans and Specifications for such Project, (4) all construction and nonconstruction costs for the payment of which the Lenders have previously made Advances (including Advances for the Project made the basis of the request and all prior Advances for any other Project) have in fact been paid (except to the extent reasonable reserves have been established with respect to amounts due or to become due), (5) as of the date of such Advance, to its knowledge, none of Holdings, Borrower or any Borrower Subsidiaries has any defenses, equities or setoffs with respect to the Loan Obligations, (6) that the Project Development Budgets (as the same may have been amended to the extent permitted herein and including any amendments thereto of which Borrower is then providing the required notice to Agent Lender) for all other Approved Projects remain true, accurate and complete in all material respects and include all costs required to develop and open the Projects to which they pertain; and (7) including such other certifications, representations and warranties as Agent Lender may reasonably request; and

(vi)       such other items related to (i), (ii), (iii) and (iv) above as may be reasonably required by the Agent Lender in connection with any such request for an Advance.

(d)       Borrower appoints Hamid Hashemi and Paul Westra jointly and each of them severally if more than one, as its agents to make requests for Advances and to act as the Borrower’s authorized representatives (“Authorized Representatives”) for purposes of this Agreement and the other Loan Documents. Such Authorized Representatives may act by the joint and concurrent action of all agents named above (if more than one), or by the sole and exclusive action of any of the agents named above, acting alone. The Borrower may hereafter by written notice to the Agent Lender appoint one or more other Authorized Representatives or change Authorized Representatives to make such requests, provided any such notice is not effective until actually received by the Agent Lender.

(e)       From time to time, at Agent Lender’s option, the progress of the development and construction of each of the Projects may be reviewed by the Agent Lender. Borrower agrees to pay the reasonable expenses of Agent Lender incurred in conducting such inspections, but no more than twice per each fifteen (15) month period per Project in the absence of an Event of Default, which such amounts can be included can be included in Project Development Budgets. Notwithstanding the foregoing, Borrower shall reimburse Agent Lender for all expenses for inspections conducted during the continuance of an Event of Default. Agent Lender reserves the right to utilize third party professionals of its choosing to review the status of Project development; provided, however, Borrower shall be responsible for fees and expenses related to such third party professionals only during the continuance of an Event of Default.

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(f)       Advances shall be made for costs on each line item shown on the Project Development Budget only up to the amount budgeted on the Project Development Budget for such line item. A reallocation among line items by Borrower may be made only with prior written notice and explanation to Agent Lender, provided, however, Agent Lender’s consent and approval shall not be required as long as such reallocation does not involve or result in a need to change a Project Tranche amount, all as more particularly set forth in Section 3.3(c).

(g)       On the date of each Advance for a Project, (1) such Project shall not have been materially damaged by fire, wind, flood, vandalism or other casualty or, in the alternative, the Lenders must have determined that sufficient proceeds from insurance or other non-Loan sources exist to repair and/or restore such damage prior to the termination of the Commitment Period, and (2) such Project shall not be subject to condemnation proceedings or negotiations for sale in lieu thereof or, in the alternative, the Lenders must have determined that such condemnation proceedings and/or sale in lieu thereof will not have a material adverse effect on the Project made the basis of such proceeding and/or that the proceeds from such proceeding will be available to the Lenders for purposes of paying down the Loan in such amount as the Lenders may reasonably determine.

(h)       The Lenders reserve the right to limit the total amount advanced for any Project at any time to an amount which, when deducted from the Project Tranche designated and supported by the related Project Development Budget, leaves a balance equal to eighty percent (80%) of the sum of the cost of completion of all Improvements for such Project plus remaining nonconstruction expenses for such Project necessary for completion, as reasonably determined by the Agent Lender from time to time.

(i)       On the date of each Advance for a Project, the Agent Lender must be reasonably satisfied that Project work is completed and Permits have been obtained to an extent appropriate for the amount of the Project Tranche for such Project advanced through such date and that all documents submitted to the Agent Lender are in good order and comply with the terms and conditions of the Loan Documents.

(j)       Advances of Loan proceeds for any Project will be limited to the Project Tranche related thereto and, except as otherwise expressly set forth herein in Section 2.6, will be available until the earlier of (i) the Scheduled Completion Date for such Project, (ii) completion of the applicable Project (which shall be evidenced by the delivery of a certificate of the Borrower certifying as to the completion of the Project and a certificate of substantial completion from the Architect of the applicable Project and the issuance of certificates of occupancy, Permits, and other governmental approvals necessary to commence operation of the applicable Project), (iii) the occurrence of a Default or an Event of Default relating to any Project Tranche or Project (unless such Default or Event of Default is cured during the applicable cure period (if any)), at which time the Lenders’ obligations to make Advances shall be terminated. Notwithstanding the foregoing, no Advances of the Tranche 3 Committed Amount may be requested after September 29, 2021 (all subject to the penultimate sentence in section 4.1(c)(1)).

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(k)       The provisions of this Section 4.1 are solely for the benefit of the Lenders. The Lenders may make one or more Advances to the Borrower upon written or oral disbursement requests not complying with the requirements of this Section 4.1, and such Advances will be conclusively deemed to be Advances to the Borrower hereunder.

(l)       In the event any Project Development Budget includes a line item designated to pay a hard cost or soft cost contingency, such amounts may be disbursed upon requests therefor by Borrower in accordance with the terms of this Agreement; provided, however, any material reallocation from any such contingency line item shall be subject to prior written notice and explanation to Agent Lender. Interest will be payable by the Borrower to the Lenders on that portion of the contingency reserves actually disbursed by the Lenders. The contingency reserves will be included in the computation of the undisbursed portion of the Project Tranche designated for such Project for purposes of determining whether the undisbursed portion of the Project Tranche will be sufficient to complete the construction of the Project made the basis of such Project Development Budget.

(m)       As to each Project, and except as otherwise expressly adjusted as set forth herein, the maximum allowable Advance to be made by the Lenders following approval of a request pursuant to this Section 4.1 will equal an amount calculated as:

(1)       the total of all soft and hard costs incurred for the Project to date or expected to be incurred and paid within the next thirty (30) days, as shown on the Project Development Budget for such Project, less any applicable adjustments to be made pursuant to this Article IV (collectively, the “Total Approved Project Costs To Date”);

less

(2)       the sum of all Advances previously made to pay Total Approved Project Costs To Date, plus any Lessor Contributions previously used to pay Total Approved Project Costs To Date, plus, any Required Borrower Funds injected by Borrower to date or required to be injected by Borrower to pay Total Approved Project Costs To Date.

(n)       Without limiting any of the foregoing, Borrower hereby acknowledges and agrees that any request for an Advance of the Tranche 3 Committed Amount shall be deemed a certification from Borrower that it has satisfied the “EBITDA Requirement” as more particularly set forth in section 6.30. Lenders shall be entitled to withhold any and all Advances of the Tranche 3 Committed Amount in the event Agent Lender determines in its sole discretion that Borrower has failed to satisfy and maintain the EBITDA Requirement, regardless of any certification by Borrower to the contrary. In making its determination, Agent. Lender shall be entitled to rely on Borrower’s certification, Lenders’ review of such information as may be provided by Borrowers and such other information as Lenders may reasonably request; provided, however, Borrower agrees to provide any such information within five (5) days of Lenders’ request therefor.

4.2       Direct Advances. After the occurrence of an Event of Default, the Lenders may from time to time make Advances for any other costs on the Project Development Budget, regardless of whether the Borrower has submitted a requisition therefor. Such Advances may be made directly to parties to whom such amounts are due or to the Lenders to reimburse the Lenders for sums due to them. All such Advances to parties other than the Borrower shall be deemed Advances to the Borrower hereunder and shall be secured by the Collateral to the same extent as if they were made directly to the Borrower.

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4.3       Delivery of Funds. The Lenders will make Advances by depositing the same to a disbursement account created by Borrower for such purpose, as instructed by Borrower from time to time (the “Disbursement Account”). The Disbursement Account shall be maintained at a nationally recognized bank reasonably acceptable to Agent Lender (JPMorgan Bank being hereby approved). Separate Deposit Account shall be established for the purpose of holding Excess Cash Flows, Lessor Contributions and Borrower’s general operating purposes (as provided in Section 4.5 hereof), including for completed Projects, and the funds in such Deposit Account shall not be commingled with funds in the development disbursement account. Pursuant to the Assignment of Accounts, Borrower has pledged and assigned to Agent Lender a security interest in the Disbursement Account as additional collateral for the Loan Obligations. Borrower will assist Agent Lender in obtaining an executed account control agreement from the depository bank holding the Disbursement Account for purposes of perfecting Lenders’ security interest in the Disbursement Account. Such a control agreement must be in place before any Advances of the Loan are made into the Disbursement Account. After the occurrence and during continuation of any Event of Default, the Lenders may, in their discretion, make Advances through a disbursing agent appointed by the Agent Lender at the Borrower’s expense, and any Advance to such agent will be deemed to be an Advance to the Borrower. The making of an Advance by the Lenders shall not constitute the Lenders’ approval or acceptance of the construction theretofore completed. The Lenders’ inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability or fiduciary duty of any kind on the Lenders, the sole obligation of the Lenders as the result of such inspection and approval being to make the Advances if, and to the extent, required by this Agreement. The Lenders have not undertaken and hereby disclaim any duty or responsibility to inspect the construction progress or to monitor the proper application by the General Contractor or others of funds disbursed pursuant hereto, on behalf of the Borrower, and the Borrower acknowledges and agrees that it must satisfy itself as to the status of construction, the workmanship and materials used therein, and the application of moneys by the General Contractor or others.

4.4       Required Borrower Funds.

(a)       The parties acknowledge and agree that, as a condition to any Advance for a particular Project by the Lenders, the Borrower must (i) inject, whether through equity contributions (Lenders shall have no obligation to make any equity contributions to Borrower in their capacity as members of Borrower and, in any event, any such equity contributions made by Lender shall be excluded when calculating Required Borrower Funds), cash on hand or otherwise, cash in an amount equal to no less than twenty-five percent (25.0%) of the Advance of the Loan requested, (ii) have previously injected, whether through equity contributions (Lenders shall have no obligation to make any equity contributions to Borrower in their capacity as members of Borrower and, in any event, any such equity contributions made by Lender shall be excluded when calculating Required Borrower Funds), cash on hand or otherwise, an amount in cash in excess of the amount required pursuant to subsection (i) above for prior Advances such that Borrower is carrying forward a credit for Borrower’s funds injected in an amount equal to no less than twenty-five percent (25.0%) of the Advance of the Loan requested, or (iii) satisfy the twenty-five percent (25.0%) requirement through a combination of (i) or (ii) above (in any of the foregoing cases, the “Required Borrower Funds”), and the Agent Lender shall be entitled to receive such evidence as the Agent Lender may reasonably require to substantiate the prior injection of such Required Borrower Funds or the contemporaneous funding of Required Borrower Funds with the Advance related thereto.

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(b)       Intentionally Omitted.

(c)       Intentionally Omitted.

(d)       Notwithstanding anything to the contrary herein provided, Borrower’s use of Lessor Contributions for Projects to the extent permitted herein, shall not count towards satisfaction of Required Borrower Funds.

4.5       Deposit Accounts.

(a)       Disbursement Account. The Disbursement Account shall be governed by section 4.3 above.

(b) Excess Cash Flow Account. Excess Cash Flow shall be maintained by Borrower in a separate Deposit Account of Borrower maintained at a nationally recognized bank reasonably acceptable to Agent Lender (JP Morgan/Chase being hereby approved) (the “Excess Cash Flow Account”) until used for a purpose permitted in this Agreement. Borrower hereby assigns and pledges Lenders a security interest in the Excess Cash Flow Account and agrees to, upon request of Agent Lender, provide additional documentation evidencing Lenders’ security interest in the Excess Cash Flow Account, including, without limitation, the Assignment of Excess Cash Flow Account. Borrower shall be restricted from obtaining access to any funds held in the Excess Cash Flow Account without Agent Lenders prior written consent and will also assist Agent Lender in obtaining an executed account control agreement from the depository bank holding the Excess Cash Flow Account for purposes of Lenders perfecting their security interest in the Excess Cash Flow Account. Such a control agreement must be in place before any deposits of any Excess Cash Flow are made into the Excess Cash Flow Account and prior to any use of Excess Cash Flow for the purposes permitted herein.

(c)       Lessor Contribution Account. Lessor Contributions shall be maintained by Borrower in one or more separate Deposit Accounts of Borrower maintained at a nationally recognized bank reasonably acceptable to Agent Lender (JP Morgan/Chase being hereby approved) (the “Lessor Contribution Accounts”) until used for a purpose permitted in this Agreement. Borrower hereby assigns and pledges Lenders a security interest in the Lessor Contribution Accounts and agrees to, upon request of Agent Lender, provide additional documentation evidencing Lenders’ security interest in the Lessor Contribution Accounts, including, without limitation, the Assignment of Lessor Contribution Accounts. Borrower will also assist Agent Lender in obtaining an executed account control agreement from the depository bank holding the Lessor Contribution Accounts for purposes of Lenders perfecting their security interest in the Lessor Contribution Accounts. Such a control agreement must be in place before any deposits of any Lessor Contributions are made into the Lessor Contribution Accounts and prior to any use of Lessor Contributions for the purposes permitted herein.

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(d)       Operating Accounts. All other Deposit Accounts of Borrower or any Borrower Subsidiary shall be maintained by Borrower or any Borrower Subsidiary in one or more separate Deposit Accounts of Borrower or any Borrower Subsidiary maintained at a nationally recognized bank reasonably acceptable to Agent Lender (JP Morgan/Chase being hereby approved) (the “Operating Accounts”) until used for a purpose permitted in this Agreement. Borrower and each Borrower Subsidiary hereby agrees to transfer from the Operating Accounts within forty-five (45) days after each Scheduled Principal Payment Date (each, a “Sweep Date”) all Excess Cash Flows calculated for the twelve month period ended as of such Scheduled Principal Payment Date to the Excess Cash Flow Account; provided, however, that Borrower must provide Agent Lender a full accounting of any uses of funds held in one or more of its Operating Accounts on each Sweep Date. Borrower and each Borrower Subsidiary hereby assigns and pledges Lenders a security interest in the Operating Accounts and agrees to, upon request of Agent Lender, provide additional documentation evidencing Lenders’ security interest in the Operating Accounts, including, without limitation, the Assignment of Operating Accounts. Borrower and each Borrower Subsidiary will also assist Agent Lender in obtaining an executed account control agreement from the depository bank holding the Operating Accounts for purposes of Lenders perfecting their security interest in the Operating Accounts. Such a control agreement must be in place before any deposits are made into the Operating Accounts and prior to any use of any funds for the purposes permitted herein.

(e)       Borrower may elect during the Commitment Period and so long as no Default or Event of Default then exists to apply any Lessor Contributions toward the payment of Total Approved Project Costs To Date (as defined in Section 4.1(m)(1) herein). Notwithstanding that such use of Lessor Contributions may be applied in lieu of Required Borrower Funds and Advances of the Loan to pay Total Approved Project Costs To Date, nothing herein shall be deemed to limit or modify the Borrower’s obligation to the Lenders to comply with all obligations to provide Project Specific Due Diligence for the Project to be financed with such Lessor Contributions as set forth in Section 3.2(d), including but not limited to confirmation that the Lenders’ lien on and security interest in such Project and related Collateral has attached and is perfected on a first priority basis.

(f)       Intentionally omitted

(g)       Any Lessor Contributions not applied to Project development costs in the manner permitted by subsection (e) above shall, upon completion of the Project in accordance with section 6.23 hereof, be transferred to the Excess Cash Flow Account for application in the same manner and for the same purposes as Excess Cash Flows.

(h)       Notwithstanding anything in this Section 4.5 to the contrary, so long as no Default exists, to the extent accrued and unused Excess Cash Flow, in the aggregate, as of each Sweep Date exceeds $5,000,000 (the “Excess Cash Sweep Threshold”), eighty-percent of such excess shall be swept by Agent Lender to be applied to the Loan Obligations in such order and priority as the Lenders shall determine; provided, however, any payment to principal shall be applied first to reduce any outstanding Advances of the Tranche 3 Committed Amount prior to application to either the Tranche 1 Committed Amount or the Tranche 2 Committed Amount.

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Notwithstanding the foregoing, the parties agree that the $5,000,000 Excess Cash Sweep Threshold may be revised from time to time in Lenders’ discretion based on the performance of the Projects, the status and anticipated costs of development of Future Projects, and Borrower’s compliance with the terms of the loan documentation; provided however, Excess Cash Sweep Threshold shall not exceed $10 million.

An example of the Excess Cash Flow calculation is set forth on Exhibit M attached hereto Excess Cash Flow calculations and reporting pursuant to this Agreement shall be consistent with the form Exhibit M hereto. Borrower shall also include in its required financial reporting to Agent Lender an accounting of Lessor Contributions received for each Project.

ARTICLE V.
BORROWER’S REPRESENTATIONS AND WARRANTIES,

In order to induce the Lenders to enter into this Agreement, and to make the Loan and Advances to the Borrower from time to time in accordance with the Loan Documents, the Borrower hereby makes to the Lenders the representations and warranties set forth in this Article V. All representations and warranties made herein or in any other Loan Document shall be deemed to have been relied upon by the Lenders notwithstanding any independent investigation of the facts or circumstances heretofore or hereafter made by or on behalf of the Lenders. All representations and warranties made herein are made as of the date hereof, but are continuing in nature and shall likewise be deemed to be made as of the date of this Agreement and as of each Advance of Loan proceeds to the Borrower, it being agreed that each request for an Advance by the Borrower shall constitute a reaffirmation of such representations and warranties unless, concurrently with such request and prior to such disbursement, the Borrower shall have disclosed to the Agent Lender in writing any variation from such representation or warranty. To the extent that any of the representations or warranties set forth herein pertain to specific aspects of a Project not yet in existence, the same shall be prospectively applicable to each and every Project hereafter commenced by the Borrower. Accordingly, the Borrower hereby represents and warrants to the Lenders that:

5.1       Existence, Power and Qualification.

(a)       Borrower and Holdings. Each of the Borrower and Holdings (a) is a duly organized and validly existing Delaware limited liability company and is in good standing under the laws of the State of Delaware, and (b) has the full power and authority and the legal right to own its property and to conduct its business in the manner in which it is now conducted or hereafter contemplates conducting its business. The ownership of the membership interests of the Borrower and Holdings as of the Second Restatement Effective Date is correctly set forth in Exhibit I attached hereto. Holdings hereby acknowledges and agrees that, as of the Second Restatement Effective Date, the Lenders hold an aggregate of 2,801,433 units of Equity Interests of Holdings; provided, however, Holdings hereby further agrees that the ownership by the Lenders of such interests shall not result in any fiduciary duty to Holdings (or any of its subsidiaries) being imposed on the Lenders in their capacity as Lenders Holdings hereby expressly disclaims any such duty in its favor.

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(b)       Borrower Subsidiaries. The Borrower Subsidiaries (a) are duly organized and validly existing limited liability companies and are in good standing under the laws of the State of their organization, and (b) have the full power and authority and the legal right to own their property and to conduct their business in the manner in which it is now conducted or hereafter contemplates conducting its business. The ownership of the membership interests of those Borrower Subsidiaries currently in existence are correctly set forth in Exhibit I attached hereto.

5.2       Intentionally Omitted.

5.3       Authority to Borrow Hereunder. The Borrower has the full power and authority and the legal right to make, deliver and perform each of the Loan Documents to which it is a party, and to incur the Loan Obligations thereunder. The Borrower has taken all necessary action on its part to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party, and the borrowing and other transactions contemplated thereby. No consent or authorization of, or filing with, any federal, state, county or municipal government, or any department or agency of any such government, is required of the Borrower in connection with the execution, delivery, performance, validity or enforceability of each of the Loan Documents to which it is a party, or the borrowing and other transactions contemplated thereby.

5.4       Due Execution and Enforceability. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower, and such Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and general principles of equity which may limit the availability of equitable remedies.

5.5       No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party, and the consummation of the transactions therein contemplated, will not conflict with or be in contravention of any law, regulation, rule, order or judgment applicable to the Borrower, the organizational documents of the Borrower, or any material agreement, instrument, mortgage, deed of trust, Lien, lease, judgment, decree or order to which the Borrower is a party or is subject or by which the Borrower or any of its properties or any of the Projects is or may be bound or affected.

5.6       No Claims or Litigation. Except in each case or in the aggregate as would not reasonably be expected to have a Material Adverse Effect, there is no litigation, claim, lawsuit, investigation, action or other proceeding pending or, to the best of the Borrower’s knowledge, threatened against the Borrower or any of the Projects before any court, agency, arbitrator or other tribunal which involve any of the transactions contemplated in the Loan Documents; and the Borrower is not in default with respect to any judgment, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

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5.7       Solvency and Accuracy of Financial Information. The Borrower is solvent within the meanings of both 11 U.S.C. § 548 and GAAP, and the consummation of the transactions contemplated hereby will not render the Borrower insolvent within the meanings of 11 U.S.C. § 548 or GAAP. All financial statements, balance sheets, operating statements, cash flow statements and other financial information of the Borrower delivered to the Lenders (the “Financial Statements”), were prepared in accordance with GAAP consistently applied throughout the period involved and are correct and complete and fairly present the financial condition and results of operations of the Borrower for such period, except that quarterly Financial Statements remain subject to year end adjustments and may lack footnotes required by GAAP and internally prepared management reports are not prepared in accordance with GAAP). Without limiting the generality of the foregoing, the Borrower does not know of any material liabilities, contingent or otherwise, of the Borrower that are not reflected in the Financial Statements. Prior to the date of this Agreement, there has been no:

(a)       Materially adverse change in the financial condition or prospects of the Borrower (and, at any time after the development of any one or more Projects, such adverse change is evidenced by an inability of the Projects in the aggregate to generate revenue necessary for the continued operation of the Projects);

(b)       Damage, destruction or loss, whether covered by insurance or not so covered, which would have a material adverse effect on the properties or business of the Borrower;

(c)       Declaration, setting aside or payment of any distribution or withdrawal of capital in respect of the membership interests in the Borrower except as permitted hereunder or otherwise approved by the Lenders in writing;

(d)       Direct or indirect redemption, purchase or other acquisition of any of the membership interests in the Borrower except as permitted hereunder or otherwise approved by the Lenders in writing; or

(e)       Other event or condition of any character which would have a Material Adverse Effect.

5.8       No Defaults or Restrictions. There is no outstanding default under any agreement or instrument to which the Borrower is a party or by which it or its properties is or may be bound, nor does there exist any restriction under the organizational documents of the Borrower which could cause a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Borrower.

5.9       Payment of Taxes. The Borrower has filed all federal, state and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or with respect to any assessments received or anticipated by the Borrower, except to the extent being contested in good faith by proper proceedings which effectively stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

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5.10       Necessary Permits, Etc. Borrower possesses all franchises, trademarks, Permits, licenses, consents, agreements and governmental approvals that are necessary or required by any authority in order to carry on its current business and to construct and operate each Project to the extent appropriate for the present stage of construction and operation. Except as would not reasonably be expected to have a Material Adverse Effect, Borrower has not received any notice of default or termination of any such Permit, license, consent, approval or agreement, or any notice of noncompliance therewith.

5.11       ERISA. Borrower is in compliance with all applicable provisions of ERISA.

5.12       Regulation U. The Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in Regulation U), and no part of the Loan proceeds will be used for so “purchasing” or “carrying” “margin stock” or for any purpose which violates the provisions of Regulation U. If requested by the Agent Lender, the Borrower will furnish to the Agent Lender a statement in conformity with the requirements of Regulation U to the foregoing effect.

5.13       Controlled Companies. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other law or regulation which relates to the incurring of debt, including, but not limited to, laws and regulations regulating common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

5.14       Title to Assets. The Borrower has good and marketable title to all of its properties and assets, including, without limitation, the Collateral. The Collateral is free and clear of mortgage, pledges, Liens, charges and other encumbrances except as otherwise permitted or required by the Loan Documents.

5.15       Places of Business. The address of the principal place of business of the Borrower is set forth in Section 9.7 hereof.

5.16       Compliance with Applicable Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Collateral nor the Borrower, or any other real estate owned or leased by the Borrower, is in violation of or subject to any existing, pending, or to the best of the Borrower’s knowledge, threatened investigation or inquiry by any governmental authority or any remedial obligations under any Applicable Environmental Law, and there are no facts, conditions or circumstances known to the Borrower which would result in any such investigation or inquiry if such facts, conditions or circumstances, if any, were fully disclosed to the applicable governmental authority. The Borrower has obtained, or will properly obtain, all permits, licenses, or similar authorizations required under Applicable Environmental Laws in order to construct, occupy, operate and use the Projects and all other Collateral, except as would not reasonably be expected to have a Material Adverse Effect.

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5.17       Disclosure. Neither this Agreement nor any other document, Financial Statement, credit information, certificate or written statement required herein to be furnished to the Lenders by the Borrower in connection with this Agreement or the other Loan Documents contains any untrue, incorrect or misleading statement of material fact.

5.18       Condemnation. There are no proceedings pending, or, to the best of the Borrower’s knowledge, threatened, to acquire by power of condemnation or eminent domain any portion of any Collateral, or any interest therein, or to enjoin or similarly prevent the construction and/or use of any of the Collateral which would constitute a Material Condemnation.

5.19       Roads and Utilities. All utility and sanitary sewage services necessary for the construction and use of the Projects are or will be available to the Properties upon which the Improvements are to be constructed prior to commencement of construction, or the necessary rights-of-way or easements therefor have been or will be acquired or dedicated, and all necessary steps have been or will be taken to insure the completion thereof prior to the date of termination of the Lenders’ obligations to make Advances on each applicable Project, and the Borrower has or will receive permission to make such use thereof as is necessary for construction and to make permanent connections thereto upon completion of such Improvements.

5.20       Construction. Each of the Projects will be constructed by the General Contractor substantially in accordance with the Plans and Specifications. Agent Lender shall be furnished with fully executed counterparts of all contracts in regard to the Projects during construction and thereafter. The Projects, when completed, will comply with all applicable building codes and standards and other applicable governmental requirements.

5.21       Priority of Mortgages and Financing Statements. Each of the Mortgages and each security interest granted herein or in any other Loan Document, when duly executed, delivered, and recorded or for which a Financing Statement is filed (as applicable), will constitute a first-priority Lien against the Property therein described, prior to all other Liens and encumbrances, including those which may hereafter accrue, except for such matters as shall have been approved by the Agent Lender and set forth in the Mortgages or herein as a “Permitted Encumbrance.”

5.22       Borrower’s Expertise. The Borrower is sophisticated and experienced in the business to which the Projects relate, and the Borrower has been and will be represented by competent counsel of its choice with regard to the Loan and the Loan Documents.

5.23       Anti-Terrorism Laws.

(a)       General. Neither the Borrower, to its knowledge, nor any Affiliate of the Borrower is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act (“Anti-Terrorism Law”) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)       Executive Order No. 13224.

(1)       Neither the Borrower nor, to its knowledge, any Affiliate of the Borrower is any of the following (each a “Blocked Person”):

(i)       A Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

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(ii)       A Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)       A Person with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)       A Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)       A Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)       A Person who is Affiliated with a Person listed above.

(2)       neither the Borrower nor, to its knowledge, any Affiliate of the Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.24       Holdings and Borrower Subsidiaries. Each of the representations and warranties set forth above as 5.3 through 5.23 are and remain true, accurate and complete in all material respects with respect to the Holdings and each of the Borrower Subsidiaries (with Holdings or such Borrower Subsidiary being substituted for the “Borrower” in each such representations and warranties) and the Loan Documents to which Holdings or such Borrower Subsidiaries are a party (with such Loan Documents being substituted for the “Loan Documents” in each such representations and warranties) and any Project owned by it.

ARTICLE VI.
AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that, until the Loan Obligations have been fully and indefeasibly paid and satisfied, and the Lenders have no further obligation to make additional Advances to the Borrower, the Borrower shall:

6.1       Payment and Performance of Obligations. Duly and punctually pay and perform the Loan Obligations as and when specified under the Loan Documents.

6.2       Maintenance of Existence. Maintain its existence as a limited liability company under the laws of its jurisdiction of organization and maintain all necessary registrations or qualifications in good standing.

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6.3       Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and with all Applicable Environmental Laws.

6.4       Accrual and Payment of Taxes. Accrue all current tax liabilities of all kinds, any required withholdings of income taxes of employees, all required old age and unemployment contributions, and all other assessments and governmental charges or levies imposed upon the Borrower or upon its income, profits or properties, and pay the same when due and prior to the delinquency thereof or the imposition of any penalties or interest with respect thereto, except to the extent contested in good faith by proper proceedings which effectively stay the imposition of any. penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for payment thereof.

6.5       Payment of Claims. Pay all lawful claims which, if unpaid, would reasonably be expected to become a Lien upon any of the Collateral, except to the extent contested in good faith by proper proceedings which effectively stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for payment thereof.

6.6       Maintenance of Properties. Keep the Collateral and assets in reasonably good repair, working order and condition, reasonable wear and tear excepted, and damage from casualty excepted provided repairs are promptly commenced to the extent required by Section 6.24 hereof, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto, and comply in all material respects with the provisions of all leases to which the Borrower is a party or under which it rents or occupies any property so as to prevent any loss or forfeiture thereof or thereunder. The Borrower shall not be deemed in default due to any alleged breach of this Section 6.6 so long as, upon receiving notice of such alleged breach from the Lenders, or any other party, the Borrower takes immediate action to correct such alleged breach and institutes reasonable procedures to avoid future similar occurrences.

6.7       Other Indebtedness. Duly and punctually pay or cause to be paid all principal and interest of any Indebtedness of the Borrower owing to other creditors, comply with and perform all conditions, terms and obligations of the notes or other instruments evidencing such Indebtedness and the mortgages, deeds of trust, security agreements and other instruments evidencing security for such Indebtedness, all only to the extent such Indebtedness is permitted under this Agreement.

6.8       Examination of Records and Visitation By Lenders. Upon reasonable written notice to the Borrower, at any time and from time to time during normal business hours, permit the Lenders and their representatives to examine and make copies and abstracts from all Records and books of account of the Borrower, to discuss the affairs, finances and accounts of the Borrower with any of its members, directors, managers, Authorized Representatives or employees, and to demand and receive from the Borrower, the General Contractor and the Borrower’s agents, Authorized Representatives and employees any information regarding the Projects and the finances connected therewith.

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6.9       Access. To permit the Lenders and their agents to have access to the Property and Improvements at all reasonable times.

6.10       Intentionally Omitted.

6.11       Accounting Records. Keep adequate Records and books of account, with complete entries made in accordance with GAAP consistently applied, reflecting all of its financial transactions and the operation of the Projects.

6.12       Maintenance of Permits, Etc. Obtain, maintain and do all things necessary to preserve in full force and effect all Permits, licenses, authorizations, approvals, franchises, certificates and accreditations which are necessary for the proper conduct of its businesses and/or the use and operation of the Projects, except to the extent it would not reasonably be expected to have a Material Adverse Effect.

6.13       Conduct of Business. Continuously and diligently conduct its business and each Project as contemplated hereby in accordance with reasonable standards of quality and performance.

6.14       Correction of Defects. At the request of the Agent Lender, promptly correct any defect, error or omission which may be discovered in the contents of the Loan Documents, or in the execution thereof.

6.15       Further Assurances. Execute and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by the Agent Lender to carry out more effectively the purposes of this Agreement, or to create, perfect or continue any Lien against the Collateral in favor of the Lenders, or to insure the priority thereof.

6.16       Quarterly Reporting Requirements. Furnish or cause to be furnished to the Agent Lender as soon as available, and in any event within the later of (x) sixty (60) days after the end of the first three fiscal quarters of each fiscal year of Borrower and (y) the date on which Parent is required to file (or, if earlier, files) a Form 10-Q under the Exchange Act, the following:

(a)       unaudited consolidated balance sheet and related statements of operations of Holdings and its subsidiaries, prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes), and duly certified by the Borrower as (i) fairly presenting the financial condition of the Borrower as of the end of such quarter and the results of the operations of Holdings for such period, and (ii) having been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes);

(b)       a certificate of the Borrower certifying that no Default or Event of Default has occurred and is outstanding, or if an Event of Default or Default has occurred and is continuing, statements as to the nature of each such Event of Default or Default and the action which the Borrower proposes to take with respect thereto; and

(c)       a current monthly management report, including statement of Excess Cash Flows in the form of Exhibit M hereto and other such information as may be reasonably requested by the Agent Lender, duly certified by the Borrower.

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6.17       Annual Reporting Requirements.

(a)       Furnish or cause to be furnished to the Agent Lender as soon as available, and in any event within the later of (x) one hundred twenty (120) days after the end of each fiscal year of Borrower and (y) the date on which Parent is required to file (or, if earlier, files) a Form 10-K under the Exchange Act, the following:

(1)       Parent Audited Statements. If the Parent Financials Test is satisfied, each of the following:

(i)       the audited consolidated balance sheet and related statements of operations of Parent and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of national standing or otherwise reasonably acceptable to the Agent Lender and certified by the Borrower to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied,

(ii)       the unaudited consolidated balance sheet and related statements of operations of Holdings and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by the Borrower as presenting fairly in all material respects the financial condition and results of operations of Holdings and its subsidiaries on a consolidated basis in accordance with GAAP, and

(iii)       an explanation, in reasonable detail, of any differences between the financial statements of Parent and its subsidiaries described in the foregoing clause (i), on the one hand, and the information relating to Holdings and its subsidiaries described in the foregoing clause (ii), on the other hand; or

(2)       Borrower Audited Statements. If the Parent Financials Test is not satisfied, the audited consolidated balance sheet and related statements of operations of Holdings and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of national standing or otherwise reasonably acceptable to the Agent Lender and certified by the Borrower to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings, the Borrower and the Borrower Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied.

(3)       a certificate of the Borrower certifying that no Event of Default or Default has occurred and is outstanding, or if an Event of Default or Default has occurred and is continuing, statements as to the nature of each such Event of Default or Default and the action which the Borrower proposes to take with respect thereto; and

(4)       any such other information as may be reasonably requested by the Agent Lender for each completed Project, duly certified by the Borrower.

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(b)       Furnish or cause to be furnished to the Agent Lender, as soon as available, and in any event prior to the commencement of each fiscal year of Borrower, (1) projections of Borrower’s financial performance and conditions, including calculations of Borrower’s projected EBITDA for each quarter during such fiscal year, which projections shall be subject to Lenders’ review and approval (“EBITDA Projections”) and (2) operating and capital expenditure budgets for such fiscal year.

If at any time, any audit or subsequent Financial Statements reveal that the Excess Cash Flow reported by Borrower during the applicable fiscal year is lower than Borrower’s actual Excess Cash Flow for such year, the Agent Lender shall notify the Borrower of such deficiency, and the Borrower shall pay such deficiency within ten (10) Business Days after the Borrower’s receipt of Agent Lender’s notice thereof as a principal payment under the Loan.

6.18       Project Financial Statements and Reconciliations. To the extent not otherwise provided by Section 6.16 or 6.17 above, the Borrower shall also provide to the Agent Lender:

(a)       monthly internally prepared management reports of Holdings, the Borrower and any Borrower Subsidiaries within forty-five (45) days after the end of each calendar month;

(b)       monthly internally prepared financial statements for each Project within forty-five (45) days after the end of each calendar month, to the extent not included in (a) above; and

(c)       annual internally prepared financial statements for each Project within ninety (90) days after the end of each fiscal year.

All financial statements required by this Section 6.18 shall include a balance sheet, income statement, statement of cash flows, statement of Excess Cash Flow in the form of Exhibit M hereto, and such other information as may be reasonably requested by the Agent Lender; provided, however that in no event and notwithstanding anything in this Section 6.18 to the contrary, shall Borrower be required to deliver monthly balance sheets to Agent Lender.

6.19       Employee Plan Reports and Notices. Promptly furnish to the Agent Lender after the filing or receipt thereof copies of all reports and notices, if any, which the Borrower files under the Code or ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor, or which the Borrower receives from any such agency, other than any routine or periodic filings or notices, in respect to any Employee Plan hereafter commenced, if any of the information therein would reasonably be expected to form the basis of, or any dispute referred to therein, if determined adversely to the Borrower, would reasonably be expected to constitute or give rise to, an Event of Default.

6.20       Other Reports and Notices. Furnish promptly to the Agent Lender such information as the Agent Lender may reasonably require concerning costs, progress of construction, marketing, operation, and such other factors as the Agent Lender may reasonably require; notify the Agent Lender promptly of any litigation, to its knowledge, instituted or threatened against the Borrower which, if adversely determined, could reasonably be expected to individually or in the aggregate have a Material Adverse Effect; notify the Agent Lender promptly of any deficiencies asserted or Liens filed by the Internal Revenue Service against the Borrower or any part of the Projects; notify the Agent Lender promptly of any audits of any Federal or State tax returns of the Borrower, and the results of any such audit; notify the Agent Lender promptly of any material condemnation or similar proceedings with respect to any of the Projects, any proceeding seeking to enjoin the intended use of any of the Projects, and of all changes in governmental requirements pertaining to any of the Projects, utility availability, anticipated costs of completion, and any other matters which would reasonably be expected have a Material Adverse Effect on any Project.

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6.21       Payment of Fees; Indemnity. Pay all expenses involved in perfecting the lien status or priority of the Lenders’ Lien upon the Collateral and all other reasonable out of pocket expenses of the Lenders related to the Loan or the protection and preservation of the Projects or the enforcement of any provision of the Loan Documents, including, without limitation, recording fees and taxes, tax, title and lien search charges, title insurance charges, architects’, engineers’ and reasonable attorneys’ fees (including reasonable attorneys’ fees at trial and in any appellate or bankruptcy proceedings), real property taxes and insurance premiums, and to indemnify against, and hold the Lenders harmless from, any loss, or liability on account of any claim by any party arising out of the Loan or the Lenders’ interest in or Lien upon the Projects and the other Collateral.

6.22       Deficiencies. Pay the difference between the undisbursed Loan funds with respect to any Project Tranche, and the amount necessary fully to complete the acquisition, construction, equipping and installation of the corresponding Project free of all Liens, including direct and indirect costs and work performed but for which payment has not been made, and the Lenders shall be under no obligation to make any further Advances until any amount so demanded is so paid by the Borrower. All materials, supplies and other property so acquired, constructed or installed for or as a part of the Projects shall become a part of the Projects, subject to the Lien of the Lenders and the provisions of this Agreement and the other Loan Documents.

6.23       Construct Improvements and Complete the Projects. Commence construction, reconfiguration and/or renovation, as applicable, of each of the Existing Projects, Planned Projects and Future Projects within sixty (60) days following the initial Advance of the corresponding Project Tranche, but in any event to commence construction of each of the Projects no later than the expiration of the Commitment Period; cause each set of Improvements to be constructed substantially in accordance with the Plans and Specifications therefor, and in compliance with all applicable restrictive covenants, zoning ordinances, setback requirements, building codes and governmental regulations, and so as not to encroach upon or overhang into any easement or right-of-way; cause such construction to proceed continuously and permit no cessation of work; and complete each of the Projects and obtain all required Permits and a certificate of occupancy or other final governmental approval of such Improvements for their intended use on or before the Scheduled Completion Date therefor, time being of the essence.

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The completion of each of the Projects and the payment of all costs and expenses incidental thereto shall be evidenced by the Borrower’s delivery to the Agent Lender of a certificate signed by the Borrower stating that:

(1)       the acquisition, construction, installation and equipping of such Project has been completed in all material respects substantially in accordance with the Plans and Specifications;

(2)       the Borrower shall have received and made all Permits, approvals, consents, licenses (including environmental permits) and authorizations of, and registrations, filings and recordings with, and declarations to, and other actions by governmental authorities, the lack of which if not issued, granted or otherwise in existence, would materially impair commencement of operation of the Project;

(3)       all amounts due for labor, materials, supplies and other costs incurred in connection with the acquisition, construction, installation and equipping of the Project have been paid except for amounts which the Borrower is entitled to retain pursuant to its respective purchase orders or for amounts being disputed by the Borrower in good faith as being due and payable, which amounts shall be set forth in the certificate and held in the disbursement account established for such Project until payment is due.

6.24       Use of Proceeds. Use the Advances under the Loan and the Required Borrower Funds (other than (i) the Village Note Payoff Advance, which shall be used for the purposes described in Section 2.10 and (ii) the Operating Expense Advance, which was used solely for the purposes set forth in the Fourth Modification) solely and exclusively for the purposes set forth in the approved Project Development Budgets with respect to the corresponding Project, and to pay such fees, closing costs, and other nonconstruction expenses relating to such Project or the construction of the Improvements or operation of Projects, as the Lenders have approved or may from time to time approve in writing. The Borrower shall not commingle any of the Advances or any of the funds of the Borrower which are to be invested in the Projects with the funds of any other entity or Person or use any of the Advances or Required Borrower Funds for any uses except as permitted by this Agreement. The Lenders reserve the right, at any time, to require satisfactory proof as to the disposition made of any of the proceeds of the Loan and the Required Borrower Funds. Nothing contained herein, however, shall be construed to require the Lenders to follow the disposition, or to monitor the proper application; of any funds advanced by the Lenders. Borrower shall also use Excess Cash Flow and Lessor Contributions only for such purposes as permitted herein.

6.25       Insurance. At all times while the Borrower is indebted to the Lenders, to maintain the following forms of insurance coverage to be provided by a financially sound and reputable insurance company reasonably acceptable to the Agent Lender.

(a)       Builders Risk. The Borrower shall maintain or cause the General Contractor to maintain for the full course of construction and until the date of final acceptance Insurance Blanket Builders Risk coverage for the full replacement cost with respect to each Project. The policy shall be written on an “all risk” basis including but not limited to flood, earthquake, and extra expense (soft cost). The Agent Lender shall be named as loss payee and provided waiver of subrogation on its behalf. The policy shall include the interest of Lenders, the Borrower, General Contractor, and subcontractors as their interests may appear.

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(b)       General Liability, The Borrower shall provide, and shall cause all General Contractors and any other contractors, and any Major Subcontractors (as hereinabove defined in Section.4.1) to provide, during construction and for a period of at least 2 years after the date of final acceptance, Commercial General Liability insurance with available limits of at least $1,000,000 per occurrence and $2,000,000 annual aggregate; such insurance shall comply with and include the following:

●    Occurrence Form - Claims made not acceptable.

●    Bodily Injury including but not limited to bodily injury, mental injury, mental anguish, sickness or disease..

●    Property Damage, broad form type including all loss of use and “x”, “c” and “u” coverage.

●    Personal Injury

●    Premises or Operations.

●    Products and Completed Operations.

●    Subcontracted Operations (Owners and Contractors Protective).

●    Contractual - Including, without limitation, defense costs and the indemnity requirements of Section 6.21.

●    Fellow Employee Coverage.

●    Injury to Leased Workers.

●    Amendment to Aggregate Limits, per Project CG25031185 and per location CG25041185.

●    Mobile Equipment.

(c)       Comprehensive Automobile Liability. The Borrower shall provide, and shall require all General Contractors and any other contractors, the subcontractors (each tier) and others involved with each of the Projects to provide, Combined Single Limit of not less than $1,000,000 for bodily injury and property damage covering all owned, non-owned, or hired motor vehicles, trailers, or semi-trailers designed for travel on public roads, whether licensed or not (including any machinery or apparatus attached thereto) according to the 1986 ISO definitions. Coverage shall include protection for fellow employee suits.

(d)       Workers Compensation and Employers Liability. The Borrower shall maintain, and shall require all General Contractors and any other contractors, the subcontractors (each tier) and others involved with each of the Projects to maintain, coverage including Employers Liability limits of not less than $1,000,000 for each accident, $1,000,000 occupational disease per employee. Coverage shall be in accordance with applicable statutory requirements.

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(e)       Umbrella Liability. The minimum limits established for General Liability (including Products/Completed Operations), Automobile Liability and Employers Liability shall be as follows:

Borrower	$10,000,000

General Contractor	$10,000,000

All subcontractors (any tier)	$2,000,000

All other contracts	$2,000,000

An Umbrella policy may be provided as excess coverage over the underlying limits in order to satisfy the minimum limits and/or coverage set forth above. All such Umbrella policies shall be written with a self-insured retention not to exceed $25,000. All Umbrella/Excess policies shall be on a “following form” basis.

(f)       Property Insurance. After the completion of construction or occupancy of each of the Projects (whichever first occurs), “all risk” coverage on the Improvements and Equipment comprising the same in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by the Agent Lender, including but not limited to, loss or damage from wind, fire, ice, subsidence and if requested by the Agent Lender, earthquake and flood.

(g)       Business Interruption Insurance. After completion of construction of each Project, business interruption insurance with respect thereto equal to not less than twelve (12) months’ estimated gross revenues of such Project, less those expenses not ordinarily incurred during a period of business interruption. Business Interruption policy shall include the same insured perils as set forth above.

Each of the property policies described above shall name the Agent Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause satisfactory to the Agent Lender, and shall provide that the Agent Lender shall receive not less than thirty (30) days written notice prior to cancellation or termination of any such policy.

(h)       Proceeds. The proceeds of any of the policies described above in (f) and (g) above shall be payable by check to the Agent Lender and delivered to the Agent Lender to be used as follows: (i) during the continuance of an Event of Default, to the full or partial payment or prepayment of the Loan Obligations in such manner as Agent Lender shall elect, (ii) in the absence of an Event of Default in a situation in which Borrower plans to restore the damaged or destroyed Collateral, to Borrower for the repair and/or restoration of the damaged or destroyed Collateral, subject to the conditions set forth below, or (iii) in the absence of an Event of Default in a situation in which Borrower does not plan to restore the damaged or destroyed Collateral, to the full or partial payment or prepayment of the Loan Obligations in such manner as Agent Lender shall elect. In the event net proceeds of insurance or condemnation are Made available to the Borrower for the Borrower’s repair, restoration and replacement of Collateral, the same shall be subject to the following terms and Borrower’s satisfaction of the following conditions:

(1)       at the time of such loss or damage and at all times thereafter while the Lenders are holding any portion of such proceeds, there shall exist no Default or Event of Default;

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(2)       the Improvements and Equipment for which loss or damage has resulted shall be capable of being restored to their pre-existing condition and utility in all material respects with the value equal to or greater than prior to such loss or damage and shall be capable of being completed prior to the earlier of (A) the Maturity Date of the Loan, or (B) the date which is twelve (12) months after the date of casualty;

(3)       within thirty (30) days from the date of such loss or damage or required notice timelines contained in the lease regarding reconstruction, whichever is later, the Borrower shall have given the Agent Lender a written notice electing to have the proceeds applied for such purpose;

(4)       within one hundred eighty (180) days following the date of notice under the preceding subparagraph (3) and prior to any proceeds being disbursed to the Borrower, the Borrower shall have provided to the Agent Lender all of the following:

(i)       complete plans and specifications for restoration, repair and replacement of the Improvements and Equipment damaged to the preexisting condition, utility and value required by (2),

(ii)       builders’ risk insurance and other insurance required in this Agreement for the full cost of construction with the Lenders’ named under a standard mortgagee loss-payable clause,

(iii)       such additional funds as in the Lenders’ reasonable opinion are necessary to complete the repair, restoration and replacement, and

(iv)       copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

(5)       no portion of such proceeds shall be made available by the Lenders for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements and Equipment for which a loss or damage has occurred unless the same are recoverable by such insurance;

(6)       the Borrower shall commence such work within the timeframes set forth therefor in the lease and shall diligently pursue such work to completion;

(7)       each disbursement by the Lenders of such proceeds and deposits shall be funded subject to conditions and in accordance with Section 4.1 hereof;

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(8)       the Lenders shall have the first Lien and security interests in all building materials and completed repair and restoration work and in all Improvements and Equipment acquired with such proceeds, and the Borrower shall execute and deliver such Loan Documents and other instruments as the Lender shall request to create, evidence or perfect such Lien and security interests; and

(9)       in the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements and Equipment for which a loss or damage has occurred, or in the event the Borrower fails timely to make such election or having made such election fails timely to comply with the terms and conditions set forth herein, the Lenders shall be entitled without notice to or consent from the Borrower to apply such proceeds, or the balance thereof, at the Agent Lender’s option either (1) to the full or partial payment or prepayment of the Loan Obligations in the manner aforesaid, or (2) to the repair, restoration and/or replacement of all or any part of such Improvements and Equipment for which a loss or damage has occurred.

(10)       Notwithstanding the foregoing provisions, in the event of a casualty or loss to a Project with regard to which the repairs or replacement will not exceed $100,000 in cost, the Borrower shall be allowed to utilized the insurance proceeds paid with respect to such casualty or loss subject only to compliance with subparagraphs (h)(1) and (h)(2) above.

(i)       Attorney-in-Fact. The Borrower appoints the Agent Lender as the Borrower’s attorney-in-fact, which power shall be coupled with an interest and irrevocable, to cause the issuance of or an endorsement to any policy to bring the Borrower into compliance herewith and, at the Agent Lender’s sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will the Lenders be liable for failure to collect any amounts payable under any insurance policy.

(j)       Insurance Policies. All insurance shall be obtained through a financially sound and reputable insurance company acceptable to the Agent Lender. All policies shall name the Agent Lender as additional insured and/or mortgagee, as applicable, and shall include waivers of subrogation in favor of the Agent Lender.

6.26       Ownership of Personalty. Furnish to the Agent Lender, if the Agent so requests, the contracts, bills of sale, receipted vouchers, and agreements, or any of them, under which the Borrower claims title to any of the Collateral with a value exceeding $100,000.

6.27       Discharge Liens. Discharge immediately, or make other arrangements acceptable to the Agent Lender (including, without limitation, bonding off or insuring over any such Lien) with respect to, any mechanic’s, materialman’s or other Lien filed against any Project, or any other Lien against any Collateral, within thirty (30) days after the date the Borrower receives notice of such Lien.

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6.28       General Operating Budgets. Deliver to the Agent Lender no later than January 31 of each year an updated General Operating Budget for such year containing such detail as the Agent Lender (or 30 days after the end of Borrower’s fiscal year, if such fiscal year ends on a date other than December 31) may reasonably request and deliver to the Agent Lender any revised General Operating Budgets prepared by Borrower at any time.

6.29       The Borrower’s Commitment to the Projects. The Borrower acknowledges that the Lenders’ agreements and commitments hereunder are predicated upon the Borrower’s commitment to construct, develop, operate and manage the Projects, furnishing all required administration (including all senior management), expending of all funds necessary to complete the Projects in accordance with the Plans and Specifications, Project Development Budgets and any General Operating Budgets approved as herein provided and paying such fees and expenses as are incurred by the Borrower in connection with the negotiation and execution of this Agreement and the other Loan Documents, except to the extent this Agreement, or any budget or other approved item contemplated hereby contemplates or provides for the funding of such fees and expenses from the Loan by the Lenders, it being acknowledged by the parties that the Lenders’ only function hereunder shall be that of a lender to the Borrower with respect to the Projects as herein provided.

6.30       EBITDA Requirement. From and after the date Borrower requests any Advance of the Tranche 3 Committed Amount, Borrower shall satisfy and maintain a minimum EBITDA (the “EBITDA Requirement”) equal to 75% of the EBITDA projected by Borrower pursuant to the EBITDA Projections provided by Borrower pursuant to section 6.17 for the EBITDA Projections reflecting a positive number, and 100% of the EBITDA projected by Borrower pursuant to EBITDA Projections provided by Borrower pursuant to section 6.17 for EBITDA Projections reflecting zero or a negative number, for the trailing twelve month period ending on the last day of the fiscal quarter immediately preceding the Advance request for which financial statements are available. Borrower shall provide Lender with an EBITDA Compliance Certificate in such form as mutually agreed upon by Borrower and Lender, together with such Advance request.

6.31       Holdings and Borrower Subsidiaries. Holdings and each Borrower Subsidiary hereby agrees to each of the affirmative covenants set forth above as 6.1 through 6.29 (with Holdings or such Borrower Subsidiary, as applicable, being substituted for the “Borrower” in each such affirmative covenant) and the Loan Documents to which Holdings or such Borrower Subsidiaries are a party with such Loan Documents being substituted for the “Loan Documents” in each such affirmative covenant) and the Project owned by it.

6.32       Web-cam. Borrower, at its sole cost and expense, shall take such steps as are commercially reasonable to retain a construction monitoring company approved by Lenders, in Lenders’ reasonable discretion, to install video and/or web-cam equipment at each Project during the construction phase of said Project for the purpose of verifying and providing to Lenders evidence of construction progress and the completion status of each such Project. Borrower acknowledges and agrees that Lenders shall have the right to communicate directly with any such monitoring company retained pursuant to the foregoing.

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ARTICLE VII.
NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, until the Loan Obligations have been fully and indefeasibly paid and satisfied, and the Lenders have no further obligation to make additional advances of the Loan to the Borrower, the Borrower shall not:

7.1       No Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to the Projects or the other Collateral or any of the Borrower’s other properties, rights, income or assets, whether now owned or hereafter acquired, other than:

(a)       Liens at any time existing in favor of the Lenders;

(b)       Inchoate Liens arising by operation of law to secure claims for the purchase of labor, services, materials, equipment or supplies to the extent that payment thereof shall not at the time be delinquent;

(c)       Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds, excluding, however, in any such case any Lien arising in favor of the Pension Benefit Guaranty Corporation;

(d)       Liens for taxes, assessments or governmental charges or levies if payment thereof shall not at the time be delinquent, or are being contested in good faith and by proper proceedings and adequate reserves for the payment thereof are being maintained on the Borrower’s books in the event of a determination adverse to the Borrower;

(e)       Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(f)       Leases of the properties of the Borrower entered into in the ordinary course of the Borrower’s business so long as such Leases are subordinate in all respects to the Liens granted and evidenced by the Loan Documents;

(g)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Borrower Subsidiary in the ordinary course of business in accordance with the past practices;

(h)       Liens securing Indebtedness incurred pursuant to Sections 7.5(e) and (g);

(i)       Customary bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Borrower, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, subject, however to the terms of any account control agreement in favor of Lenders;

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(j)       The filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(k)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums or reimbursement obligations with respect thereto and Liens arising out of deposits of cash and Cash Equivalents at any time securing deductibles, self-insurance, co-payment, co-insurance, indemnification obligations, reimbursement, retentions and similar obligations to providers of insurance in the ordinary course of business;

(l)       Liens incurred in the ordinary course of business of the Borrower with respect to obligations that do not in the aggregate for all Projects exceed $2,000,000 at any time outstanding or exceed $500,000 in the aggregate for any single Project at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Loan Documents.

7.2       Merger, Consolidation, Change in Ownership. Allow the dissolution, liquidation or termination of Borrower or enter into or permit any merger, consolidation or similar transaction, or permit the transfer, sale or other disposition of all or substantially all of the assets of the Borrower or any Borrower Subsidiary at any time while the Loan Obligations remain outstanding, except that, if no Event of Default shall have occurred and be continuing, (i) any Borrower Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Borrower Subsidiary may merge into any other Borrower Subsidiary and (iii) any unprofitable and immaterial Borrower Subsidiary may liquidate or dissolve in the ordinary course of business.

7.3       Disposition of Assets. Sell, lease, transfer or otherwise dispose of any of its assets or of the assets of any Project other than in the ordinary course of business, including the disposition of obsolete or surplus equipment, inventory and property, and any permitted investment activities.

7.4       Loan and Investments. Make loans or advances to any Person, or purchase or acquire the obligations or stock of, or any other interest in, any Person except (i) the Borrower may (a) acquire and hold accounts receivables owing to it if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (b) invest in, acquire and hold cash and Cash Equivalents, (c) endorse negotiable instruments held for collection in the ordinary course of business, or (d) make lease, utility and other similar deposits in the ordinary course of business; (ii) investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (iii) investments in cash or Cash Equivalents made by the Borrower or any Borrower Subsidiary as a result of consideration received in connection with any disposition of assets made in compliance with Section 7.3; (iv) investments in any Borrower Subsidiary which is established by Borrower in the ordinary course of Borrower’s business of developing and operating the Projects and operating the general business of Borrower related thereto; (v) investments in lieu of Restricted Payments to the extent permitted under Section 7.6; (vi) investments in joint ventures (provided that such investments shall not be made with proceeds of any Loans hereunder); and (vii) other investments in an aggregate amount not to exceed $500,000 at any one time outstanding.

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7.5       Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or other obligation for money borrowed, guaranteed or endorsed, or otherwise be or become contingently liable in connection with the obligations of any Person, except:

(a)       Indebtedness for taxes and assessments not at the time due and payable or which are being contested in good faith by appropriate proceedings and against which reserves deemed adequate by the Agent Lender have been established;

(b)       Contingent liabilities arising out of the endorsement of negotiable instruments in the ordinary course of collection, or similar transactions in the ordinary course of business;

(c)       Indebtedness, other than for borrowed money, incurred in the ordinary course of business, in an aggregate amount equal or less than $100,000;

(d)       the Loan Obligations;

(e)       Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Borrower in the ordinary course of business, including guarantees or obligations of the Borrower with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(f)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(g)       Indebtedness in respect of purchase money obligations and capital lease obligations, and refinancings or renewals thereof, in an aggregate amount for all Projects not to exceed $2,000,000 at any time outstanding, or exceed $500,000 in the aggregate for any single Project at any time outstanding;

(h)       Guaranties by Borrower of Borrower Subsidiaries; provided, that in such case, such underlying guaranteed obligations of Borrower Subsidiaries are not for borrowed money and are obligations otherwise permitted pursuant to this Agreement or any of the other Loan Documents;

(i)       Unsecured Indebtedness, including revolving line(s) of credit, incurred for the sole purpose of funding working capital including revolving line(s) of credit, incurred for the sole purpose of funding working capital requirements of the Projects in an amount(s) of up to $7,500,000 in the aggregate; and

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(j)       Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums.

7.6       Distributions and Redemptions. Unless the prior written consent of the Agent Lender has first been obtained, declare or pay any distributions, purchase, redeem, retire, or otherwise acquire for value any of its membership interests now or hereafter outstanding, return any capital to its members as such, or make any distribution of profits or assets to its members as such (collectively, “Restricted Payments”), except:

(a)       Restricted Payments with respect to its Equity Interests payable solely in additional shares or units of such Equity Interests;

(b)       Restricted Payments the proceeds of which shall be used by Holdings to make distributions in accordance with the terms of Section 4.01(b) of the Holdings LLC Agreement;

(c)       Restricted Payments, the proceeds of which shall be used by Holdings to pay operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business plus (y) any reasonable and customary compensation, expense reimbursements and indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its subsidiaries;

(d)       Restricted Payments, the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings or otherwise imposed on Holdings as an entity;

(e)       Restricted Payments from the Borrower Subsidiaries to Borrower; and

(f)       Restricted Payments, the proceeds of which are used to redeem units in accordance with Article XI of the Holdings LLC Agreement; and

(g)       Restricted Payments, the proceeds of which are used by Holdings (x) to make payments pursuant to the Expense Reimbursement Agreement or (y) to make indemnification payments pursuant to Section 7.04 of the Holdings LLC Agreement.

7.7       Change in Business. Engage in any business other than constructing and operating the Projects or other business directly related to the constructing and operating of the Projects.

7.8       Places of Business. Change the principal place of its business or, without the prior written consent of the Agent Lender (such consent not to be unreasonably withheld), cease doing business at any locations or commence doing business at any location not disclosed to the Agent Lender.

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7.9       Changes in Fiscal Year or Accounting. Change its fiscal year to a fiscal year other than that which is set forth in the Holdings LLC Agreement, or change its method of accounting, unless such change in its method of accounting is permitted by GAAP and provided such change in its method of accounting does not have the effect of curing or preventing what would otherwise be an Event of Default or change the calculation of Excess Cash Flow had such change in its method of accounting not taken place.

7.10       ERISA Funding and Termination. Permit the funding requirements of ERISA with respect to any Employee Plan ever to be less than the minimum required by ERISA or, any Employee Plan ever to be subject to involuntary termination proceedings.

7.11       Transactions with Affiliates. Enter into any transaction with an Affiliate of the Borrower other than (i) transactions among Holdings, the Borrower and the Borrower Subsidiaries (except to the extent otherwise prohibited hereunder), (ii) any Restricted Payment permitted by Section 7.6, (iii) director, manager, officer, employee and consultant compensation, benefit, reimbursement and indemnification agreements, plans and arrangements entered into by the Holdings, the Borrower or any Borrower Subsidiary in the ordinary course of business, (iv) transactions pursuant to the Expense Reimbursement Agreement and (v) transactions entered into in the ordinary course of business and on fair and reasonable terms no less favorable to the Borrower than those that might have been obtained in a comparable arms-length transaction with a Person not an Affiliate, and in any event in the case of clause (v) above, only if only if written consent of the Lenders is first obtained, which consent shall not be unreasonably withheld. The transactions listed on Exhibit L hereto are hereby approved by Agent Lender.

7.12       Sale and Lease-Back. Enter into any arrangement whereby it shall sell or transfer all or any material part of its property then owned by it and shall thereupon within one year thereafter rent or lease the property so sold or transferred, other than in connection with any Indebtedness otherwise permitted under Section 7.5 hereof.

7.13       Assignment or Conveyance. Except as otherwise permitted herein (including, without limitation, any sale of inventory in the ordinary course of business), permit any conveyance, Lease, mortgage, Lien or any other alienation or encumbrance of the Collateral or any portion thereof.

7.14       Change of Use. Terminate, alter or change the use of any Project or enter into any sublease or management agreement for any Project, unless the Borrower first notifies the Agent Lender and provides the Agent Lender with a copy of the proposed sublease or management agreement, obtains the Agent Lender’s written consent thereto and obtains and provides the Agent Lender with a subordination agreement in form satisfactory to the Agent Lender from such sublessee or manager subordinating to all rights of the Lenders. Notwithstanding the foregoing, it is understood that Borrower may utilize assignments or subleases to Borrower Subsidiaries in certain jurisdictions where required or desired in connection with applicable local laws and licensure issues (herein, a “Subsidiary Sublease”). Agent Lender must receive prior notice of any proposed Subsidiary Sublease and must receive draft documentation therefor for Agent Lender’s approval. Lender’s approval of Subsidiary Subleases shall not be unreasonably withheld so long as (i) such Subsidiary Sublease does not constitute a default under the Project Lease or Borrower has obtained its landlord’s written consent for the same; (ii) Borrower will remain fully obligated under the Project lease, notwithstanding the Subsidiary Sublease; (iii) the Subsidiary Sublease in no way affects the liabilities and responsibilities of Borrower under this Agreement and the Loan Documents; (iv) the Subsidiary Sublease and any and all Collateral related thereto shall remain at all times subject to the Lien of Lenders pursuant to this Agreement and the Loan Documents in all respects and the same must be expressly set forth in the Subsidiary Sublease; (v) Borrower shall assign and pledge to Agent Lender as additional Collateral for the Loan Obligations all ownership interests in such Borrower Subsidiary, and (vi) Borrower and any Borrower Subsidiary which is party to such Subsidiary Sublease shall provide any other documentation or agreements relating to the Subsidiary Sublease reasonably required by Agent Lender consistent with these requirements.

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7.15       Acquisition of Other Assets. Acquire any assets other than the Projects or assets directly related thereto or related to the operation of the business of the Borrower generally, except as otherwise expressly permitted in this Agreement or the other Loan Documents and as provided in a General Operating Budget.

7.16       No Fees. Pay from the operations of the Projects, accrue or include within the operating expenses, or utilize in determining Excess Cash Flow any fees to the Borrower or any Affiliate of the Borrower (including, without limitation, development fees or property management fees), or any amounts to employees of the Borrower or any Affiliate of the Borrower other than employees of the Borrower or any of its Affiliates who are exclusively employed full-time at one or more of the Projects and are being paid reasonable rates of compensation, based on the scope of employment and region in which the Project is located, and as set forth in submitted and approved Project Development Budgets and/or General Operating Budgets or otherwise approved by the Agent Lender (such consent not to be unreasonably withheld or delayed).

7.17       No Change to LLC Agreement or Expense Reimbursement Agreement. Without the prior written consent of the Agent Lender, amend, restate, supplement or otherwise modify (i) the Holdings LLC Agreement or the Borrower LLC Agreement in any manner that would adversely affect the Lenders hereunder or (ii) the Expense Reimbursement Agreement.

7.18       Third Party Fees. Enter into any transaction with a third party or incur any third party fees in excess of $100,000 except for transactions in the ordinary course of Borrower’s business.

7.19       Holdings and Borrower Subsidiaries. Holdings and each Borrower Subsidiary hereby agree to each of the negative covenants set forth above as 7.1 through 7.18 above with respect to Holdings and such Borrower Subsidiary (with Holdings or each Borrower Subsidiary, as applicable, being substituted for the “Borrower” in each such negative covenants) and the Loan Documents to which Holdings or such Borrower Subsidiary is a party (with such Loan Documents being substituted for the “Loan Documents” in each such negative covenants) and the Project owned by it.

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ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES,

8.1       Events of Default. The occurrence of any of the events listed in this Section 8.1 shall constitute an “Event of Default” under this Agreement:

(a)       Failure of the Borrower to make any payment of interest or principal or any other monetary Loan Obligations due, when and as due, whether by acceleration or otherwise, under the terms of the Note, this Agreement, or any other Loan Document, subject to any applicable notice or grace period provided in such documents; provided that the same remains unremedied for three (3) or more Business Days.

(b)       Except as expressly permitted in this Agreement, the assignment or attempted assignment by the Borrower of this Agreement, or any obligations hereunder;

(c)       The filing by Holdings, the Borrower or any Borrower Subsidiary of a voluntary petition in bankruptcy or Holdings, the Borrower or any Borrower Subsidiary’s adjudication as a bankrupt or insolvent, or the filing by the Borrower or any Borrower Subsidiary of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Holdings, the Borrower’s, any Borrower Subsidiary’s seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Holdings, the Borrower or any Borrower Subsidiary or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by Holdings, the Borrower or any Borrower Subsidiary of its inability to pay its debts generally as they become due;

(d)       The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Holdings, the Borrower or any Borrower Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Holdings, the Borrower or any Borrower Subsidiary or of all or any substantial part of its property or of any or all of the rents, revenues; issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive);

(e)       Except as otherwise permitted herein, the transfer or further encumbrance of any portion of or interest in any Collateral or the occurrence of a Change in Control;

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(f)       If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Holdings, the Borrower or any Borrower Subsidiary pursuant to or in connection with this Agreement or otherwise or as an inducement to the Lenders to extend any credit to or to enter into this or any other agreement with Holdings, the Borrower or any Borrower Subsidiary proves to have been untrue in any respect at the time as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against the Holdings, the Borrower or any Borrower Subsidiary, in each case which such falsities or omissions relate to facts or circumstances which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or if on the date of execution of this Agreement there shall have been any change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to the Lenders at or prior to the time of such execution which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(g)       Any materially adverse change in the financial condition or prospects of Holdings, the Borrower or any Borrower Subsidiary as evidenced by an inability of the Projects in the aggregate to generate revenue necessary for the continued operation of the Projects;

(h)       Final non-appealable judgments in excess of $1,000,000 in the aggregate for all Projects or in excess of $250,000 in the aggregate for any single Project shall be rendered by a court of law or equity against Holdings, the Borrower, any Borrower Subsidiary and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) substantially covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Holdings, the Borrower or any Borrower Subsidiary as the case may be, has established reserves adequate for payment in the event such party is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to the Agent Lender;

(i)       Intentionally Deleted;

(j)       The termination of any Project Lease or any default or breach by the Borrower or any Borrower Subsidiary under any Project Lease which would reasonably be expected to have a Material Adverse Effect;

(k)       Any “Event of Default” pursuant to (and as defined in) any of the Loan Documents; or

(l)       Failure by Holdings, the Borrower or any Borrower Subsidiary to perform or observe any other term, condition or covenant herein which failure is not cured within thirty (30) days after written notice thereof from the Agent Lender to Holdings, the Borrower or any Borrower Subsidiary or within such longer period of time, not to exceed sixty (60) days, as may be reasonably necessary to cure such non-performance if Holdings, the Borrower or any Borrower Subsidiary is diligently and with continuity of effort pursuing such cure and the failure is susceptible of cure within such additional sixty (60) day period.

Notwithstanding anything to the contrary in this Section, all requirements of notice shall be deemed eliminated if the Lenders are prevented from giving such notice by bankruptcy or other applicable law. Unless otherwise specifically specified herein, the cure period, if any, shall then run from the occurrence of the Event of Default or condition of Default rather than from the date of notice.

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8.2       General Remedies. Upon the occurrence of any Event of Default, the Lenders shall have, in addition to the rights and remedies given them by this Agreement and the other Loan Documents, all those allowed by all applicable laws, including but without limitation, the Uniform Commercial Code as enacted in any State in which any Collateral may be located. Without limiting the generality of the foregoing, the Lenders may in accordance with the Loan Documents and the requirements of applicable law, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Holdings, the Borrower or any Borrower Subsidiary may have therein.

8.3       Lenders’ Additional Rights and Remedies. Upon the occurrence of any Event of Default and except as may otherwise be prohibited or expressly provided for to the contrary under applicable law, in addition to any rights or remedies the Lenders may otherwise have under this Agreement, any other Loan Documents, or under applicable laws, without notice, the Lenders shall have the right to take any or all of the following actions at the same or different times:

(a)       To cancel the Lenders’ obligations arising under this Agreement;

(b)       To institute appropriate proceedings to specifically enforce performance of the terms and conditions of this Agreement;

(c)       To take immediate possession of the Collateral;

(d)       To take immediate possession of all other property to which title is held by Holdings, the Borrower or any Borrower Subsidiary as is necessary to fully complete all onsite and offsite Improvements to the Project(s) and complete the construction and equipping of the Project(s) and do anything in its sole judgment to fulfill the obligations of Holdings, Holdings, the Borrower or any Borrower Subsidiary hereunder or under any other agreement with respect to the Project(s), including availing itself of and procuring performance of existing contracts, amending the same, or entering into new contracts with the same contractors or others and employment of watchmen to protect the Project(s) from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Holdings, the Borrower and each Borrower Subsidiary hereby appoints and constitutes the Lenders its lawful attorney in fact with full power of substitution in the premises to take all actions as Lenders may deem necessary or appropriate to complete the Project(s); to pay all expenses and costs relating to the Project(s) and to add the amounts of any such payments to the Loan Obligations; to execute change orders and make/execute such other changes in the General Contractors or other contracts to which Holdings, the Borrower or any Borrower Subsidiary is a party which shall be necessary or desirable to complete any Project; to retain or employ new contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle, or compromise all bills and claims, which may be incurred in connection with constructing and equipping any Project; to purchase any fixtures, equipment, machinery, furniture or any other personal property as may be necessary or desirable for the completion of the construction and equipping of any Project or for the clearance of title; to execute all applications and certificates in the name of Holdings, the Borrower or any Borrower Subsidiary which may be required; to prosecute and defend all actions or proceedings in connection with any Project; and to do any act which Holdings, the Borrower or any Borrower Subsidiary might do in its own behalf relating to any Project, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

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(e)       To appoint or seek appointment of a receiver, without notice and without regard to the solvency of Holdings, the Borrower or any Borrower Subsidiary or the adequacy of the security, for the purpose of preserving the Collateral, preventing waste, and to protect all rights accruing to the Lenders by virtue of this Agreement and the other Loan Documents. All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Collateral, shall be charged against the Borrower and shall be secured by the Lenders’ lien;

(f)       To proceed to perform any and all of the duties and obligations and exercise all the rights and remedies of Holdings, the Borrower or any Borrower Subsidiary contained in any agreements assigned to the Lenders under the Loan Documents as fully as the Borrower could itself;

(g)       To take possession of the Mortgaged Property and any Rents and have, hold, manage, lease and operate the Mortgaged Property on such terms and for such period of time as the Lenders may in their discretion deem proper, and, either with or without taking possession of the Mortgaged Property, in the Lenders’ own names:

(1)       Make any payment or perform any act which Holdings, the Borrower or any Borrower Subsidiary has failed to make or perform, in such manner and to such extent as the Lenders may deem necessary to protect the security provided for in this Agreement, or otherwise, including without limitation, the right to appear in and defend any action or proceeding purporting to affect the security provided for in this Agreement, or the rights or powers of the Lenders;

(2)       Lease the Mortgaged Property or any portion thereof in such manner and for such Rents as the Lenders shall determine in its discretion; or

(3)       Demand, sue for, or otherwise collect and receive from all Persons all Rents, including those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs or replacements of and to the Mortgaged Property (or any part thereof) as may seem proper to the Lenders and to apply the Rents to the payment of (in such order of priority as the Lenders, in their discretion, may determine):

(i)       All expenses of managing the Mortgaged Property, including, without limitation, the salaries, fees and wages of a manager the Lenders and such other employees as the Lenders may deem necessary or desirable;

(ii)       All taxes, charges, claims, assessments, water rents, sewer rents, and any other liens, and premiums for all insurance which the Lenders may deem necessary or desirable, and the cost of all alterations, renovations, repairs, or replacements, and all expenses incidental to taking and retaining possession of the Mortgaged Property;

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(iii)       All or any portion of the Loan; and/or

(iv)       All costs and attorneys’ fees incurred in connection therewith.

In connection with the foregoing, the Borrower hereby authorizes and directs each party to any Loan Document (other than Borrower), upon receipt from the Agent Lender of written notice to the effect that an Event of Default exists, to perform all of its obligations under the Loan Document as directed by the Agent Lender, and to continue to do as so directed until otherwise notified by the Agent Lender.

(h)       To enforce payment of any Accounts, to prosecute any action or proceeding with respect to Accounts, to extend the time of payment of any and all Accounts, to make allowances and adjustments with respect thereto and to issue credits in the name of the Lenders or the Borrower;

(i)       To settle, compromise, extend, renew, release, terminate or discharge, in whole or in part, any Account or deal with the same as the Lenders may deem advisable;

(j)       To charge, set-off and otherwise apply all or any part of the Loan Obligations against any funds of Holdings, the Borrower or any Borrower Subsidiary held by or controlled by the Lenders, including any Deposit Accounts, or any part thereof;

(k)       To exercise any and all rights and remedies of Holdings, the Borrower or any Borrower Subsidiary under or in connection with any agreement assigned to the Lenders as Collateral or otherwise in respect of the Collateral, including, without limitation, any and all rights of Holdings, the Borrower or any Borrower Subsidiary to demand or otherwise require payment of any amount under, or performance of any provision of, any agreement assigned to the Lenders as Collateral;

(l)       To enter upon the premises of Holdings, the Borrower or any Borrower Subsidiary or any other place or places where the Collateral is located and kept, and through self-help and without judicial process, without first obtaining a final judgment or giving Holdings, the Borrower or any Borrower Subsidiary notice and opportunity for a hearing on the validity of the Lenders’ claim, without any pre-seizure hearing as a condition to repossession through court action and without any obligation to pay rent to Holdings, the Borrower or any Borrower Subsidiary, to remove the Collateral therefrom to the premises of the Lenders or of any the lenders of the Lenders, for such time as the Lenders may desire, in order effectively to collect or liquidate the Collateral;

(m)       To require Holdings, the Borrower or any Borrower Subsidiary, upon the request of the Agent Lender, to assemble the Inventory, Equipment and any other property included in the Collateral and make it available to the Lenders at places which the Lenders shall select, whether at Holdings, the Borrower or any Borrower Subsidiary’s premises or elsewhere, and to make available to the Lenders all of Holdings, the Borrower and each Borrower Subsidiary’s premises and facilities for the purpose of the Lenders taking possession of, removing or putting the Inventory and such other goods in salable form;

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(n)       To collect, receive, appropriate, repossess and realize upon the Collateral, or any part thereof, and to sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels, at public or private sale or sales, at any exchange broker’s board or at any of the Lenders’ offices or elsewhere, at such prices as the Lenders nay deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lenders shall have the right upon any such public sale or sales, and to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption Holdings, the Borrower and each Borrower Subsidiary hereby releases, and Holdings, the Borrower and each Borrower Subsidiary waive all claims, damages and demands against the Lenders arising out of the repossession, retention or sale of the Collateral;

(o)       To use, and to permit any purchaser of any of the Collateral from the Lenders to use without charge, Holdings, the Borrower and each Borrower Subsidiary’s labels, General Intangibles, and advertising matter or any property of a similar nature, as it pertains to, or is included in, any of the Collateral, in advertising for sale, preparing for sale and selling any Collateral, and finishing the manufacture, processing, fabrication, packaging and delivery of the Inventory, and Holdings, the Borrower and each Borrower Subsidiary’s rights under all licenses and all franchise agreements shall inure to the Lenders’ benefit;

(p)       To send any written notice to Holdings, the Borrower or any Borrower Subsidiary required by law or this Agreement in the manner set forth in this Agreement; and any notice sent by the Lenders in such manner at least ten (10) Business Days (counting the date of sending) prior to the date of a proposed disposition of the Collateral shall be deemed to be reasonable notice (provided, however, that nothing contained herein shall be deemed to require ten (10) Business Days’ notice if, under the applicable circumstances, a shorter period of time would be allowed under applicable law); and

(q)       To exercise, in addition to all other rights which it has under this Agreement or other applicable law, all of the rights and remedies of a secured party upon default under the UCC or other applicable law.

8.4       No Limitation on Rights and Remedies. The enumeration of the powers, rights and remedies in this Article shall not be construed to limit the exercise thereof to such time as an Event of Default occurs if, under applicable law or any other provision of this Agreement or any other Loan Document, the Lenders have any of such powers, rights and remedies regardless of whether an Event of Default has occurred, and any limitation contained herein or in any of the other Loan Documents as to the Lenders’ exercise of any power, right or remedy for a period of time only during the continuance of an Event of Default shall only be applicable at such time as the Lenders shall have actual knowledge that such Event of Default is no longer continuing and for a reasonable time thereafter as may be necessary for the Lenders to cease the exercise of such powers, rights and remedies (it being expressly understood and agreed that until such time as the Lenders shall obtain such knowledge and after the expiration of such reasonable time, the Lenders shall have no liability whatsoever for the commencement of or continuing exercise of any such power, right or remedy).

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8.5       Repossession of the Collateral Care and Custody of the Collateral, Etc. Holdings, the Borrower and each Borrower Subsidiary agree to give the Agent Lender notice in the manner set forth in this Agreement within twenty-four (24) hours of the time of repossession of the Collateral, or any part thereof, by the Lenders as to any other property of Holdings, the Borrower or any Borrower Subsidiary alleged to have been left on, upon or in the repossessed Collateral at the time of repossession; and such notice shall be an express condition precedent to any action or suit for loss or damages in connection therewith. Holdings, the Borrower and each Borrower Subsidiary agree that the Lenders may hold any such property of Holdings, the Borrower or any Borrower Subsidiary without liability for a reasonable time after any such notice is received, and that the Lenders will have a reasonable time to notify Holdings, the Borrower or any Borrower Subsidiary as to where Holdings, the Borrower or any Borrower Subsidiary can collect such property. Holdings, the Borrower and each Borrower Subsidiary agree that if the Lenders shall repossess the Collateral, or any part thereof, at a time when no Event of Default shall have occurred hereunder, and the repossessed Collateral is thereafter returned to the Borrower or any Borrower Subsidiary, the damages therefor, if any, shall not exceed the fair rental value of the repossessed Collateral for the time it was in the Lenders’ possession. Holdings, the Borrower and each Borrower Subsidiary hereby expressly and irrevocably consents to, and to the extent that the Borrower and each Borrower Subsidiary may lawfully do so, invites the Lenders and its lenders to come upon any premises on which the Collateral, or any part thereof, is now or hereafter located for any and all purposes related to the Collateral including without limitation repossession of the Collateral, or any part thereof. To the extent that the Holdings, the Borrower and each Borrower Subsidiary may lawfully do so, Holdings, the Borrower and each Borrower Subsidiary further covenant and warrant that (a) any entry by the Lenders and its lenders upon such premises for the purpose of repossessing the Collateral, or any part thereof, shall not be trespass upon such premises, and (b) any such repossession shall not constitute conversion of the Collateral, or any part thereof, and Holdings, the Borrower and each Borrower Subsidiary further agree to indemnify and hold the Lenders harmless against, and hereby releases the

Lenders from any actions, costs, obligations or expenses arising directly, indirectly or remotely from any attempt to enter such premises and repossess the Collateral, or any part thereof. The Lenders shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such reasonable actions for that purpose as the Borrower shall request in writing, but the Lenders shall have sole power to determine whether such actions are reasonable. Any omission to do any act not requested by Holdings, the Borrower or any Borrower Subsidiary shall not be deemed a failure to exercise reasonable care. Holdings, the Borrower shall at all times be responsible for the preservation of the Collateral and shall be liable for any failure to realize upon, or to exercise any right or power with respect to, the Collateral, or for any delay in so doing, whether or not the Collateral is in Holdings, the Borrower or any Borrower Subsidiary’s possession.

8.6       Application of Proceeds. Except as otherwise expressly required to the contrary by applicable law or any Loan Document, the net cash proceeds resulting from the exercise of any of the rights and remedies of the Lenders under this Agreement, after deducting all reasonable charges, expenses, costs and attorneys’ fees relating thereto, shall be applied by the Lenders to Loan Obligations in such order and priority as Lenders shall determine in their sole discretion, and the Borrowers shall remain liable to the Lenders for any deficiency.

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8.7       Attorney-in-Fact. Holdings, the Borrower and each Borrower Subsidiary hereby constitute and appoint the Lenders, or any other Person whom the Lenders may designate, as Holdings, the Borrower and each Borrower Subsidiary’s attorney-in-fact (such appointment being coupled with an interest and being irrevocable until the Lenders’ lien shall have been terminated in writing as set forth in this Agreement), at the Borrower’s sole cost and expense, to exercise any one or more of the following rights and powers at any time after the occurrence and during the continuance of an Event of Default (and all acts of such attorney-in-fact or designee taken pursuant to this Section are hereby ratified and approved by Holdings, the Borrower and each Borrower Subsidiary, and said attorney or designee shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law):

(a)       To take or to bring, in the name of the Lenders or in the name of Holdings, the Borrower or any Borrower Subsidiary, all steps, action, suits or proceeding deemed by the Lenders necessary or desirable to effect collection of the Accounts;

(b)       To settle, adjust, compromise, extend, renew, discharge, terminate or release the Accounts in whole or in part;

(c)       To settle, adjust or compromise any legal proceedings brought to collect the Accounts;

(d)       To notify Purchasers to make payments on the Accounts directly to the Lenders or to a lockbox designated by the Lenders;

(e)       To transmit to Purchasers notice of the Lenders’ interest in the Accounts and to demand and receive from such Purchasers at any time, in the name of the Lenders or of Holdings, the Borrower or any Borrower Subsidiary or of the designee of the Lenders, information concerning the Accounts and the amounts owing thereon;

(f)       To use Holdings, the Borrower or any Borrower Subsidiary’s stationery and sign the name of Holdings, the Borrower or any Borrower Subsidiary to verifications of the Accounts and notices thereof to Purchasers;

(g)       To sell or assign any of the Collateral upon such terms, for such amounts and at such time or times as Lenders deems advisable, and to execute any bills of sale or assignments in the name of Holdings, the Borrower or any Borrower Subsidiary in relation thereto;

(h)       To take control, in any manner, of any item of payment on, or proceeds of, Collateral;

(i)       To prepare, file and sign Holdings, the Borrower or any Borrower Subsidiary’s name on any proof of claim in bankruptcy or similar document against any Purchaser;

(j)       To prepare, file and sign Holdings, the Borrower or any Borrower Subsidiary’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral;

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(k)       To sign or endorse the name of Holdings, the Borrower or any Borrower Subsidiary upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, warehouse receipt or similar document or agreement relating to the Collateral;

(l)       To use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Holdings, the Borrower or any Borrower Subsidiary has access;

(m)       To receive, take, endorse, assign and deliver in the Lenders’ name or in the name of Holdings, the Borrower or any Borrower Subsidiary any and all checks, notes, drafts and other instruments;

(n)       To receive, open and dispose of all mail addressed to Holdings, the Borrower or any Borrower Subsidiary and to notify postal authorities to change the address for the delivery thereof to such address as the Lenders may designate; and

(o)       To do all acts and things necessary, in the Lenders’ discretion, to fulfill Holdings, the Borrower or any Borrower Subsidiary’s obligations under this Agreement and to otherwise carry out the purposes of this Agreement.

8.8       Default Costs. Holdings, the Borrower and each Borrower Subsidiary hereby agree to pay to each Lender upon demand all default costs incurred by such Lender, which agreement shall be a continuing agreement and shall survive payment of the Loans and termination of this Agreement.

ARTICLE IX.
MISCELLANEOUS.

9.1       Waiver. No remedy conferred upon, or reserved to, the Lenders in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Lenders shall not affect any subsequent right of the Lenders to exercise the same. No course of dealing between Holdings, the Borrower or any Borrower Subsidiary and the Lenders or any delay on the Lenders’ part in exercising any rights shall operate as a waiver of any of the Lenders’ rights. No waiver of any Default or Event of Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or Event of Default or shall impair any rights, remedies or powers of the Lenders,

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9.2       Costs and Expenses. The Borrower will bear all taxes, reasonable fees and expenses (including reasonable attorneys’ fees and expenses of counsel for the Lenders) incurred in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents, other than any income or franchise tax or financial institutions tax which may be due and payable by the Lenders as a result of the Loan. If, at any time, a Default or Event of Default occurs or the Lenders become a party to any suit or proceeding in order to protect their interests or priority in any Collateral for any of the Loan Obligations or their rights under this Agreement or any of the other Loan Documents, or if the Lenders are made a party to any suit or proceeding by virtue of the Loan, the Loan Documents or any Collateral for any Loan Obligations and as a result of any of the foregoing, the Lenders employ counsel to advise or provide other representation with respect to the Loan Documents, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral for any of the Loan Obligations, Holdings, the Borrower or any Borrower Subsidiary or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or Lien granted to the Lenders by any of the Loan Documents, then in any such events, all of the reasonable attorneys’ fees incurred from such services, including fees on appeal and in any bankruptcy proceedings, and any reasonable expenses, costs and charges relating thereto shall constitute additional obligations of Holdings, the Borrower or any Borrower Subsidiary to the Lenders payable on demand of the Lenders. Without limiting the foregoing, Holdings, the Borrower and each Borrower Subsidiary have undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, each of the Loan Documents, the Loan Obligations, and the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Holdings, the Borrower or any Borrower Subsidiary fail to do so, the Borrower agrees to reimburse the Lenders for the amounts paid by the Lenders, together with penalties or interest, if any, incurred by the Lenders as a result of underpayment or nonpayment. This Section shall survive repayment of the Loan Obligations.

9.3       Performance of Lenders. At its option, upon Holdings, the Borrower or any Borrower Subsidiary’s failure to do so, the Lenders, after giving reasonable notice to the Borrower under the circumstances but not required to exceed five (5) days, may make any payment or do any act on Holdings, the Borrower or any Borrower Subsidiary’s behalf that Holdings, the Borrower or any Borrower Subsidiary or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents in connection with the protection and preservation of the Collateral, and the Borrower agrees to reimburse the Lenders, on demand, for any reasonable payment made or expense incurred by the Lenders pursuant to the foregoing authorization, including, without limitation, reasonable attorneys’ fees actually incurred, and until so repaid any sums advanced by the Lenders shall bear interest at the Default Rate from the date advanced until repaid.

9.4       Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

9.5       Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by the Lenders, notwithstanding any investigation made by or on behalf of the Lenders, and shall survive the execution and delivery of the Note, this Agreement and the other Loan Documents to the Lenders.

9.6       Agent Lender. The Lenders have selected TRS as the initial Agent Lender for the Loans.

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9.7       Notices, etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with FedEx or other national overnight carrier, and in each case addressed as follows:

If to the Borrower

Ipic-Gold Class Entertainment, LLC
433 Plaza Real
Suite 335
Boca Raton, FL 33432
Attention: Hamid Hashemi
Facsimile: (561) 886-3258

With a copy to:

Paul Safran, General Counsel
433 Plaza Real
Suite 335
Boca Raton, FL 33432
Facsimile: (561) 886-3258

If to the Lenders to Agent Lender:

The Teachers’ Retirement System of Alabama
201 South Union Street
Montgomery, Alabama 36130
Attention: Private Placement Dept.

With a copy to:

Donald M. Warren, Esq.
Burr & Forman LLP
420 North 20th Street
Suite 3400
Birmingham, Alabama 35203

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective. Notwithstanding the foregoing, for Borrower’s convenience in sending notices to Agent Lender, Borrower may precede any written notice otherwise sent in accordance with this Section 9.7 with email communications to hunter.harrell@rsa-al.gov, rachel.daniels@rsa-al.gov. and steve.timins@rsa-al.gov; provided however, any such email communications must be followed by written notice delivered by hand delivery, U.S. Mail, or by national overnight carrier as required above.

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9.8       Register; Participant Register. The Agent Lender, acting solely for this purpose as an agent of the Borrower, shall maintain a register, in accordance with its current practice as of the Restatement Effective Date, for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the event that a Lender sells a participation in all or a portion of such Lender’s rights and/or obligations under this Agreement, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent Lender (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

9.9       Borrower Subsidiaries. To the extent permitted by this Agreement, it is anticipated that Borrower may create and invest in Borrower Subsidiaries for the purpose of developing and operating certain of the Projects and otherwise conducting the ordinary course of business of Borrower and the Projects, including, but not limited to the herein named Borrower Subsidiaries. Borrower, each Borrower Subsidiary and Lender agree that each Borrower Subsidiary shall be subject to and restricted by all the terms and conditions of this Agreement and the other Loan Documents to the same extent as Borrower, including restrictions relating to the establishment of Deposit Accounts, Lenders’ interests therein and control thereof. Additionally, Borrower, each Borrower Subsidiary and Lender agree that all of Borrower Subsidiary’s interest (other than the interest of any Borrower Subsidiary that is a foreign subsidiary (or any domestic subsidiary substantially all of the assets of which consist directly or indirectly of Equity Interests in any foreign subsidiary)) in any Collateral shall be subject to the Lender lien on and security interest therein and upon the creation of any other Borrower Subsidiary, Borrower shall assign and pledge to Agent Lender all Borrower’s ownership interests in such Borrower Subsidiary by executing a document substantially in the same form as the Pledge of Membership Interest and such other documentation as reasonably required by Agent Lender.

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9.10       Ground Leases Involving Borrower Building Construction. As provided in the last paragraph of the General Project Parameters set forth in Exhibit B hereto, Borrower may develop a Project utilizing a ground lease structure whereby Borrower would hold fee title to and be responsible for constructing the actual building-shell Improvements as opposed to leasing such building from an un-affiliated owner/lessor. Notwithstanding the foregoing, Borrower anticipates most Projects will involve leasing building Improvements; and therefore, this Agreement primarily addresses such situations. In the event Borrower desires to utilize a ground lease structure for a Project, Agent Lender reserves the right to require additional Project- Specific Due Diligence not otherwise required by this Agreement prior to Advances for such Project, such additional Project-Specific Due Diligence being due diligence as might reasonably be expected to be required by construction lenders in making construction loans similar in size and scope to that of the proposed Project. Such additional Project-Specific Due Diligence may include, without limitation, environmental phase I site assessment reports, ALTA surveys, geotechnical reports, and typical construction due diligence related to the building Improvements.

9.11       Inspections and Reviews. The review of surveys, title commitments or reports, construction plans and specifications, construction inspection reports, environmental reports, property condition reports or any other documents or matters relating to the Property or Improvements, including, without limitation, matters relating to the construction (collectively, the “Project Documents and Matters”) by the Lenders or any third party consultants retained by the Lenders (the “Consultants”) is solely for the use and benefit of the Lenders and Consultants in connection with the Lenders’ decision to make the Loan or advances thereof and shall not result in any obligation or liability of any kind upon the Lenders or any of the Consultants. Such reviews are not intended to supplement or replace a diligent review of Project Documents and Matters or similar reports by the Borrower or professionals retained by the Borrower, and the Borrower shall not be entitled to rely upon such reviews by the Lenders or the Consultants even though Borrower may have agreed to reimburse the Lenders for the costs thereof. None of the Consultants shall be considered an agent, employee or contractor of or for the Borrower, and the Borrower is not an intended beneficiary of their work or their contracts with the Lenders. Neither the Lenders nor the Consultants shall have any duty to disclose to the Borrower the results or conclusions of any such reviews. Neither the Lenders nor the Consultants will be responsible for the condition, quality or safety of any Improvements.

9.12       Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower shall have no right to assign its rights under this Agreement or the other Loan Documents without the Agent Lender’s prior written consent, which consent may be withheld in the Agent Lender’s sole discretion, and any such attempted assignment shall be void and of no force and effect. No Person other than the Borrower or the Lenders shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

9.13       Supersedes Prior Agreements; Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by the Lenders in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lenders and the Borrower. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

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9.14       Controlling Law. The validity, interpretation, enforcement and effect of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama. The Lenders’ principal place of business is located in Montgomery County in the State of Alabama, and Holdings, the Borrower and each Borrower Subsidiary agree that this Agreement shall be delivered to and held by the Lenders at such principal place of business, and the holding of this Agreement by the Lenders thereat shall constitute sufficient minimum contacts of Holdings, the Borrower and each Borrower Subsidiary with Montgomery County and the State of Alabama for the purpose of conferring jurisdiction upon the federal and state courts presiding in such county and state. Holdings, the Borrower and each Borrower Subsidiary consent that any legal action or proceeding arising hereunder may be brought in the circuit court of the State of Alabama, Montgomery County, Alabama or the United States District Court for the Middle District of Alabama and each assents and submits to the personal jurisdiction of any such court in any action or proceeding involving this Agreement. Nothing herein shall limit the jurisdiction of any other court.

9.15       Confidentiality. Except to the extent required by law, any publicity, press releases, or similar disclosures relating to this Agreement or the transactions contemplated hereby may be made only with the prior written consent of Borrower and Agent Lender (such consent not to be unreasonably withheld). Upon the sale or refinance of the Projects resulting in payment in full of all Loan Obligations and the sale of Lenders’ interest as a member of Borrower, no further reference shall be made to Lenders’ association with the development of the Projects.

9.16       Waiver of Jury Trial. HOLDINGS, THE BORROWER AND EACH BORROWER SUBSIDIARY AND LENDERS HEREBY WAIVE ANY RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE LENDERS AND HOLDINGS, THE BORROWER AND EACH BORROWER SUBSIDIARY WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT, OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. HOLDINGS, THE BORROWER AND EACH BORROWER SUBSIDIARY AND LENDERS AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF HOLDINGS, THE BORROWER AND EACH BORROWER SUBSIDIARY AND LENDERS IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF THE PARTIES TO ENTER INTO THIS AGREEMENT, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN HOLDINGS, THE BORROWER AND EACH BORROWER SUBSIDIARY AND THE LENDERS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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9.17       Consent. Except as otherwise specifically provided in this Agreement, whenever the consent or approval of the Lenders or Agent Lender is required as to any matter described herein, such consent or approval may be given or withheld in the sole and absolute discretion of the Lenders or Agent Lender, as applicable. The consent or approval by the

Lenders as to any matter described herein shall not bind the Lenders as to subsequent matters required to be submitted to the Lenders or limit or impair the Lenders’ right to grant or withhold their consent or approval in their sole and absolute discretion as to any other matter described herein.

9.18       No Oral Agreements/Notice. THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.19       Amendment and Restatement; No Novation. This agreement constitutes and amendment and restatement of the Existing Loan Agreement and does not extinguish the obligations for the payment of money under the Existing Loan Agreement or discharge or release the Loan Obligations under, and as defined in, the Existing Loan Agreement or the Lien or priority of any mortgage, pledge, security agreement or any other security therefore. Nothing contained herein shall be construed as a substitution or novation of the Loan Obligations outstanding under, and as defined in, the Existing Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments or documents executed concurrently herewith. Holdings, the Borrower and each Borrower Subsidiary hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect, as modified by this Agreement and instruments or documents executed concurrently herewith, and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to the "Financing Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Existing Loan Agreement shall mean the Existing Loan Agreement as amended and restated by this Agreement and (b) confirms and agrees that to the extent any such Loan Document purports to assign or pledge to the Agent Lender a security interest in or Lien on, any collateral as security for the obligations of the Borrower and Borrower Subsidiaries from time to time existing in respect of the Existing Loan Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

9.20       Video Rights. Lenders, so long as the Loan Obligations remain outstanding, shall have the right to designate a video with Alabama-related content of up to one minute (or longer by mutual agreement) with such content as shall have been approved in writing by the Borrower and Agent Lender to be played prior to each showing of a feature film to a paying audience at each theater owned by Holdings, the Borrower or any Borrower Subsidiary. All costs associated with such videos including, without limitation, graphics, materials and installation, shall be borne by Borrower up to $1,000,000.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the date first above written.

BORROWER:

IPIC-GOLD CLASS ENTERTAINMENT, LLC

By:	/s/ Hamid Hashemi
Name:	Hamid Hashemi
Title:	President and Chief Executive Officer

STATE OF New York

COUNTY OF New York

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Hamid Hashemi, whose name as President and Chief Executive Officer of IPIC-GOLD CLASS ENTERTAINMENT LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, on the day the same bears date.

Given under my hand and seal this 30th day of January, 2018.

/s/Joseph Meland
Notary Public
My commission expires:	November 20, 2018

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the date first above written.

HOLDINGS:

IPIC GOLD CLASS HOLDINGS LLC

By:	/s/ Hamid Hashemi
Name:	Hamid Hashemi
Title:	President and Chief Executive Officer

STATE OF New York

COUNTY OF New York

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Hamid Hashemi, whose name as President and Chief Executive Officer of IPIC-GOLD CLASS ENTERTAINMENT LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, on the day the same bears date.

Given under my hand and seal this 30th day of January, 2018.

/s/ Joseph Meland
Notary Public
My commission expires:	November 20, 2018

BORROWER SUBSIDIARY:

IPIC TEXAS, LLC

By:	/s/ Hamid Hashemi
Name:	Hamid Hashemi
Title:	President and Chief Executive Officer

STATE OF New York

COUNTY OF New York

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Hamid Hashemi, whose name as President and Chief Executive Officer of IPIC TEXAS, LLC, a Texas limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, on the day the same bears date.

Given under my hand and seal this 30th day of January, 2018.

/s/ Joseph Meland
Notary Public
My commission expires:	November 20, 2018

BORROWER SUBSIDIARY:

IPIC MEDIA, LLC

By:	/s/ Hamid Hashemi
Name:	Hamid Hashemi
Title:	President and Chief Executive Officer

STATE OF New York

COUNTY OF New York

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Hamid Hashemi, whose name as President and Chief Executive Officer of IPIC MEDIA, LLC, a Florida limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, on the day the same bears date.

Given under my hand and seal this 30th day of January, 2018.

/s/ Joseph Meland
Notary Public
My commission expires:	November 20, 2018

BORROWER SUBSIDIARY:

DELRAY BEACH HOLDINGS, LLC

By:	/s/ Hamid Hashemi
Name:	Hamid Hashemi
Title:	President and Chief Executive Officer

STATE OF New York

COUNTY OF New York

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Hamid Hashemi, whose name as President and Chief Executive Officer of DELRAY BEACH HOLDINGS, LLC, a Florida limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, on the day the same bears date.

Given under my hand and seal this 30th day of January, 2018.

/s/ Joseph Meland
Notary Public
My commission expires:	November 20, 2018

BORROWER SUBSIDIARY:

BAY COLONY REALTY, LLC

By:	/s/ Hamid Hashemi
Name:	Hamid Hashemi
Title:	President and Chief Executive Officer

STATE OF New York

COUNTY OF New York

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Hamid Hashemi, whose name as President and Chief Executive Officer of BAY COLONY REALTY, LLC, a Florida limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, on the day the same bears date.

Given under my hand and seal this 30th day of January 2018.

/s/ Joseph Meland
Notary Public
My commission expires:	November 20, 2018

LENDERS:

THE TEACHERS’ RETIREMENT SYSTEM OF ALABAMA

BY:	/s/ David G. Bronner
Its:	CEO

STATE OF Alabama

COUNTY OF Elmore

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that David G. Bronner, whose name as CEO of Teachers’ Retirement System of Alabama is signed to the foregoing Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said body corporate of the State of Alabama acting in its capacity as aforesaid.

Given under my hand and official seal this 24th day of January, 2018.

/s/ Heather Haun
Notary Public
My commission expires:	3/28/18

THE EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA

BY:	/s/ David G. Bronner
Its:	CEO

STATE OF Alabama

COUNTY OF Elmore

I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that David G. Bronner, whose name as CEO of Teachers’ Retirement System of Alabama is signed to the foregoing Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said body corporate of the State of Alabama acting in its capacity as aforesaid.

Given under my hand and official seal this 24th day of January, 2018.

Heather Haun
Notary Public
My commission expires:	3/28/18